Exhibit 4.9
Form 10-K 2001, Amendment No. 1
Headway Corporate Resources, Inc.
File No. 1-16025

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                  by and among



                       HEADWAY CORPORATE RESOURCES, INC.,
                                  as Borrower,


                             BANK OF AMERICA, N.A.,
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                 April 17, 2002







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                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I....................................................................2

Definitions and Terms........................................................2

1.1.  Definitions............................................................2

1.2.  Rules of Interpretation...............................................20

ARTICLE II..................................................................21

The Loan Facility...........................................................21

2.1.  Conversion of Outstanding Loans to Term Loans.........................21

2.2.  Payment of Interest...................................................22

2.3.  Payment of Principal..................................................22

2.4.  Manner of Payment.....................................................24

2.5.  Notes.................................................................24

2.6.  Pro Rata Payments; Application of Proceeds............................24

2.7.  Deferred Restructuring Fee............................................25

ARTICLE III.................................................................25

Letters of Credit...........................................................25

3.1.  Letters of Credit.....................................................25

3.2.  Reimbursement.........................................................26

3.3.  Letter of Credit Facility Fees........................................29

3.4.  Administrative Fees...................................................29

ARTICLE IV..................................................................29

Security....................................................................29

4.1.  Security..............................................................29

4.3.  Information Regarding Collateral......................................30

4.4.  Intellectual Property.................................................30

4.5.  Pledged Stock.........................................................30

4.6.  Pledge and Subordination of Intercompany Notes........................30

4.7.  Further Assurances....................................................31

4.8.  Borrower Accounts.....................................................31

ARTICLE V...................................................................31

Taxes 31

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ARTICLE VI..................................................................33

Conditions to Effectiveness of this Amendment and Restatement...............33

ARTICLE VII.................................................................38

Representations and Warranties..............................................38

7.1.  Organization and Authority............................................38

7.2.  Loan Documents........................................................38

7.3   Solvency..............................................................39

7.4.  Subsidiaries and Stockholders.........................................39

7.5.  Ownership Interests...................................................39

7.6.  Financial Condition...................................................39

7.7.  Title to Properties...................................................40

7.8.  Taxes.................................................................40

7.9.  Other Agreements......................................................41

7.10. Litigation............................................................41

7.11. Margin Stock..........................................................41

7.12. Investment Company....................................................41

7.13. Intellectual Property.................................................41

7.14. No Untrue Statement...................................................42

7.15. No Consents, Etc......................................................42

7.16. Earnout Restructuring Agreement.......................................42

7.17. Employee Benefit Plans................................................42

7.18. No Default............................................................43

7.19. Environmental Matters.................................................43

7.20. Employment Matters....................................................44

7.21. RICO..................................................................45

ARTICLE VIII................................................................45

Affirmative Covenants.......................................................45

8.1.  Financial Reports, Etc................................................45

8.2.  Maintain Properties...................................................48

8.3.  Existence, Qualification, Etc.........................................48

8.4.  Regulations and Taxes.................................................48

8.5.  Insurance.............................................................48

8.6.  True Books............................................................49

8.7.  Right of Inspection...................................................49

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8.8.  Observe all Laws......................................................49

8.9.  Governmental Licenses.................................................49

8.10. Covenants Extending to Other Persons..................................50

8.11. Officer's Knowledge of Default........................................50

8.12. Suits or Other Proceedings............................................50

8.13. Notice of Environmental Complaint or Condition........................50

8.14. Environmental Compliance..............................................50

8.15. Indemnification.......................................................51

8.16. Further Assurances....................................................51

8.17. Employee Benefit Plans................................................51

8.18. Continued Operations..................................................52

8.19. New Subsidiaries......................................................52

8.19. Chief Restructuring Officer...........................................54

ARTICLE IX..................................................................54

Negative Covenants..........................................................54

9.1.  Financial Covenants...................................................54

9.2.  Acquisitions..........................................................55

9.3.  Liens.................................................................55

9.4.  Indebtedness..........................................................56

9.5.  Transfer of Assets....................................................57

9.6.  Investments...........................................................57

9.7.  Merger or Consolidation...............................................58

9.8.  Restricted Payments...................................................58

9.9.  Transactions with Affiliates..........................................58

9.10. Compliance with ERISA.................................................59

9.11. Fiscal Year...........................................................59

9.12. Dissolution, Etc......................................................59

9.13. Change of Control.....................................................59

9.14. Hedging Obligations...................................................59

9.15. Negative Pledge Clauses...............................................60

9.16. Restrict Payment of Dividends.........................................60

9.17. Subordinated Debt and Preferred Stock.................................60

9.18. Cash Usage............................................................60

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9.19. Modification of Limited Waiver........................................60

ARTICLE X...................................................................60

Events of Default and Acceleration..........................................60

10.1. Events of Default.....................................................60

10.2. Agent to Act..........................................................64

10.3. Cumulative Rights.....................................................64

10.4. No Waiver.............................................................64

10.5. Allocation of Proceeds................................................64

ARTICLE XI..................................................................65

The Agent...................................................................65

11.1. Appointment...........................................................65

11.2. Attorneys-in-fact.....................................................65

11.3. Limitation on Liability...............................................65

11.4. Reliance..............................................................65

11.5  Notice of Default.....................................................66

11.6. No Representations....................................................66

11.7. Indemnification.......................................................66

11.8. Lender................................................................67

11.9. Resignation...........................................................67

11.10. Sharing of Payments, etc.............................................67

11.11. Fees.................................................................68

ARTICLE XII.................................................................68

Miscellaneous...............................................................68

12.1. Assignments and Participations........................................68

12.2. Notices...............................................................70

12.3. Setoff................................................................71

12.4. Survival..............................................................72

12.5. Expenses..............................................................72

12.6. Amendments............................................................72

12.7. Counterparts..........................................................73

12.8. Termination...........................................................73

12.9. Indemnification; Limitation of Liability..............................74

12.10. Severability.........................................................74

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12.11. Entire Agreement.....................................................74

12.12. Agreement Controls...................................................74

12.13. Usury Savings Clause.................................................74

12.14. Confidentiality......................................................75

12.15. Termination of Prior Credit Facilities...............................75

12.16. Acknowledgements.....................................................75

12.17. Governing Law; Waiver of Jury Trial..................................76

12.18. Amendment and Restatement--Acknowledgement and Consents..............77

12.19. Release..............................................................78

12.19. Amendment of Subordination Agreements................................79

12.20. Third Party Beneficiaries............................................79


EXHIBIT A     Applicable Percentages...................................A-1
EXHIBIT B     Form of Assignment and Acceptance........................B-1
EXHIBIT C     Notice of Appointment (or Revocation) of Authorized
              Representative...........................................C-1
EXHIBIT D     Form of Reaffirmation of Loan Documents..................D-1
EXHIBIT E     Form of Note.............................................E-1
EXHIBIT F     Compliance Certificate...................................F-1
EXHIBIT G     Form of Intercompany Notes...............................G-1
EXHIBIT H     Form of Warrant..........................................H-1
EXHIBIT I     Second Limited Waiver....................................I-1

Schedule 1.2    Existing Debt
Schedule 4.3    Information Regarding Collateral
Schedule 4.8    Exempted Deposit Accounts
Schedule 7.4    Subsidiaries and Investments in Other Persons
Schedule 7.6(b) Material Adverse Changes
Schedule 7.6(d) Deposit Accounts (including investment accounts)
Schedule 7.7    Liens
Schedule 7.8    Tax Matters
Schedule 7.10   Litigation
Schedule 7.18   Environmental Matters
Schedule 8.1(g) Certain Weekly Reports
Schedule 8.1(h) Certain Monthly Reports
Schedule 9.9    Affiliate Transactions

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                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 17, 2002 (the "Agreement"), is made by and among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation having its principal place of business in New York, New York (the "Borrower"), BANK OF AMERICA, N.A., (successor in interest to NationsBank, National Association), a national banking association organized and existing under the laws of the United States, in its capacity as a Lender and as the Issuing Bank (each as hereinafter defined) ("Bank of America" and collectively with each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to
Section 12.1, the "Lenders"), and BANK OF AMERICA, N.A., (successor in interest to NationsBank, National Association), a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.9, the "Agent") for the purpose of amending, restating and continuing the Original Credit Agreement referenced below, effectives as of the Effective Date (defined below);


                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of March 19, 1998, by and among Borrower, Lenders and Agent (the "Original Credit
Agreement"), Lenders extended the credit facilities set forth in the Original Credit Agreement to Borrower which were used for the purpose of providing funds
(i) to refinance certain Existing Debt (as hereinafter defined) of the Borrower,
(ii) to redeem, repurchase or otherwise obtain surrender of the Warrants (as hereinafter defined), (iii) to finance general working capital needs, including the making of Acquisitions and Capital Expenditures permitted thereunder, and
(iv) to provide for the general corporate purposes of the Borrower;

     WHEREAS, at the Borrower's request the Lenders have from time to time made Loans to the Borrower under the Original Credit Agreement and have issued Letters of Credit thereunder for the account of the Borrower;

     WHEREAS,   the   Guarantors   have  jointly  and   severally,   absolutely,
unconditionally and irrevocably guarantied the payment and performance of the Obligations under the Loan Documents pursuant to, and in accordance with the terms of, the Guaranties and the other Loan Documents;

     WHEREAS, to secure the payment and performance of the Borrower's and each other Credit Party's Obligations under the Loan Documents, the Borrower and the other Credit Parties have entered into the Security Instruments that grant the Agent, for the benefit of the Lenders, valid, enforceable, perfected and first priority security interests in the Collateral, subject only to Liens permitted under Section 9.3(b)-(h) of this Agreement;

     WHEREAS, Borrower, Lenders and Agent desire to amend and restate the Original Credit Agreement in order to, among other things, (i) convert outstanding revolving loans to term loans, (ii) terminate the Lenders' commitment to fund further loans or issue further letters of credit, (iii) modify interest rates and fees payable; (iv) extend the Maturity Date; and (v) provide for certain other amendments as specified herein; and

     WHEREAS, it is the intention of the parties to this Agreement that the amendment and restatement of the Original Credit Agreement shall not constitute a refinancing of the Loans outstanding on the Effective Date, that the Guaranty previously executed by each Domestic Subsidiary of Borrower shall continue in full force and effect, and that all Obligations hereunder, under the Guaranties and under the other Loan Documents, shall continue to be secured by the grant to Agent, on behalf of Lenders, of a first priority Lien on the Collateral.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                              Definitions and Terms

     1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control, with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity or other ownership interest) of the Borrower; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity or other ownership interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise. However, no Lender shall be deemed an Affiliate of the Borrower, or vice versa.

          "Applicable Percentage" means, with respect to each Lender at any time, a fraction determined as follows: (i) in reference to Letters of Credit and Letter of Credit Commitments, a fraction, the numerator of which shall be such Lender's Letter of Credit Commitment and the denominator of which shall be the Total Letter of Credit Commitment; and (ii) in reference to Loans, a fraction, the numerator of which shall be the outstanding principal balance of such Lender's Loans and the denominator of which shall

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

     be the aggregate outstanding principal balance of all Loans. The Applicable Percentage for each Lender as of the Effective Date is as set forth in Exhibit A; provided that the Applicable Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

          "Applicable Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be maintained.

          "Applicable Margin" means for purposes of calculating (i) the applicable interest rate for any Loan and (ii) the applicable rate to determine the fee for the issuance of Letters of Credit, that percent per annum set forth below:

                       Applicable Margin        Applicable Margin
                           for Loans        for Letter of Credit Fee
                       -----------------    ------------------------
                             4.50%                   3.00%

          "Applications for Letters of Credit" means, collectively, the applications for letters of credit, or similar documentation, executed by the Borrower pursuant to the Original Credit Agreement prior to the date of this Agreement and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

          "Authorized Representative" means any of the Chief Executive Officer, President and Chief Operating Officer or any Senior Vice President of the Borrower, or with respect to financial matters only, the Senior Vice President and Director of Corporate Development, Chief Financial Officer, Chief Operating Officer or Treasurer of the Borrower, or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

          "BAS" means Banc of America Strategic Securities, Inc.

          "Base Rate", for any day, means the per annum rate of interest equal to the sum of (x) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%) plus (y) the Applicable Margin. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs.

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          "Board" means the Board of Governors of the Federal Reserve System (or
     any successor body).

          "Budget" means a cash budget delivered by the Borrower to the Agent, in form and substance satisfactory to Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

          "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed.

          "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) the present value of the lease payments due during such period under any Capital Lease entered into by the Borrower or its Subsidiaries over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Change of Control" means, at any time:

               (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis), or (B) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Borrower;

               (ii) on any day, a majority of the Directors of the Borrower were not Directors of the Borrower 24 months prior to such day, provided, however, that for purposes of this clause (ii), up to three new Directors may be appointed (for a total of nine Directors), and so long as the holders of the Preferred Stock and the Subordinated Debt do not have the right to appoint more than one third of the Directors of Borrower each new Director so appointed shall be deemed to have been a Director 24 months before his or her appointment; or

               (iii) the  occurrence  of a "Change  of  Control",  as defined or described in the Indenture referred to in the definition of "Subordinated Debt", in the Certificate of Designation with respect to the Series G Convertible Preferred Stock referred to in the definition of "Preferred Stock";

     provided, however, that in calculating the percentage of Voting Stock held by any "beneficial owner" under clause (i) above (x) the Series G Convertible Preferred Stock referred to in the definition of "Preferred Stock," (y) the warrants delivered from time to time by the Borrower to the holders of the Subordinated Debt, the Series G Convertible Preferred Stock and the Lenders shall not be included in such calculation until the conversion rights or warrants are exercised or such preferred stock or warrants are otherwise exchanged for Voting Stock (whether through redemption or any other manner) and (z) the holders of the Preferred Stock shall not be deemed to be the beneficial owners of the shares that are subject to the voting agreement by and among such holders, the Borrower and certain shareholders of the Borrower entered into as of the date hereof by virtue of such agreement.

          "China Venture" means a joint venture agreement between the Borrower and Shanghai Foreign Service Company, Ltd. ("SFSC"), pursuant to which the Borrower and SFSC has established a joint venture company for the recruiting, training and placing of information technology professionals from the Peoples Republic of China.

          "Closing  Date"  means  the  Closing  Date  of  the  Original   Credit
     Agreement, as such term is defined therein.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          "Collateral" means, collectively, all property of the Borrower, any Guarantor or any other Person in which the Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

          "Collateral Termination Date" means the date when all Loans and all Letter of Credit Outstandings together with all accrued and unpaid interest thereon have been paid, except for such Letter of Credit Outstandings as have been fully cash collateralized in accordance with Section 10.1(B), all Letter of Credit Commitments shall have terminated or expired, and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

          "Compliance Certificate" means a certificate in the Form of Exhibit F attached hereto.

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the latest

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

     audited financial statements of the Borrower referred to in Section 7.6(a), except for any change required by GAAP and disclosed in the affected statement.

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization,
     (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, (vi) goodwill impairment required by FASB 141-142, to the extent the same is deducted from income to derive Net Income and (vii) Restructing Costs; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for the four Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests"; provided, further, however, that with respect to disposition, sale, conveyance, transfer, liquidation or cessation of business of a Subsidiary of the Borrower or any division, operating unit or other business unit of the Borrower during such measurement period, Consolidated EBITDA shall exclude the results of operations of the Subsidiary, division, operating unit or other business unit so disposed, sold, conveyed, transferred, liquidated or the business of which has ceased.

          "Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries, at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries at such time and (ii) the face amount of all outstanding Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense,
     (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense (but not including any fees incurred in connection with this Agreement or the Subordinated Debt) and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its
     Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 9.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and
     (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

          "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

          (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

          (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

          (3) to grant or convey any Lien, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

          (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

          (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

     provided, however, in no event shall Earnouts be a Contingent Obligation hereunder.

          "Credit Party" means, collectively, the Borrower and each Guarantor.

          "Default" means any event, act or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

          "Default Rate" means the lesser of (i) a rate of interest per annum which shall be two percent (2%) above the Base Rate and (ii) the maximum rate permitted by applicable law.

          "Deferred  Restructuring Fee" has the meaning assigned to such term in
     Section 2.7.

          "Deposit Accounts" means any demand, time, savings, passbook, securities or like account with a bank, saving and loan association, credit union or like organization maintained by each Credit Party and its Subsidiaries or in which such Credit Party and its Subsidiaries has an interest.

          "Direct Foreign Subsidiary" means any Foreign Subsidiary a majority of whose outstanding Voting Stock is owned by the Borrower or a Domestic Subsidiary.

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

          "Domestic Subsidiary" means a Subsidiary which is organized under the laws of one of the states or territories comprising the United States of America.

          "Earnouts" has the specific meaning therefor set forth in each of the Acquisition Documents and collectively means all such payments.

          "Effective Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on or before which the conditions set forth in Article VI have been satisfied or duly waived.

          "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent which approval shall not be unreasonably withheld, provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Receivables" means the gross accounts receivable of the Borrower and its Subsidiaries (calculated in accordance with GAAP), less all credits owing by the Borrower or any of its Subsidiaries to any account debtor with respect to accounts receivable, that shall be reasonably deemed to constitute Eligible Receivables by the Agent from time to time, based upon customary criteria for financings of the nature of this Agreement and shall exclude, among other things:

               (a) Accounts receivable that do not arise out of sales of goods or the rendering of services in the ordinary course of business or that are on other terms other than those normal or customary in the Borrower's and its Subsidiaries' business;

               (b) Accounts receivable owing from any Person that is an Affiliate of the Borrower;

               (c) Accounts receivable arising out of sales to account debtors in Asia (including Hong Kong, Tokyo and Sydney); and

               (d) Accounts receivable owing from any Person that shall take or be the subject of any bankruptcy, reorganization or similar action or proceeding.

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

               (a) Government Securities;

               (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in Dollars in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

               (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P and "A-3" or better by Moody's;

               (d) Municipal Obligations; and

               (e) repurchase agreements entered into with (i) any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's, or
          (ii) any Lender.

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates, (ii) is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (iii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree, regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Event of Default" means any of the  occurrences  set forth as such in
     Section 10.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          "Executive Officer" means the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Treasurer and any Senior Vice President of the Borrower or any other person who, by whatever title, has control over or responsibility for the management and operations of the Borrower.

          "Excess Cash Flow" means the excess of (i) the cash balance measured on a quarterly basis over (ii) the sum of $8 million plus accrued payroll taxes, accrued workers compensation, accrued wages, accrued bonuses and accrued commissions, all calculated in accordance with GAAP.

          "Existing Debt" means such Consolidated Funded Indebtedness as set forth on Schedule 1.2.

          "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transaction as determined by the Agent.

          "Fiscal Month" means each approximately 30-day fiscal period of the Borrower and its Subsidiaries beginning on a Sunday and ending on the Saturday of each calendar month closest to (whether before or after) the last day of such calendar month.

          "Fiscal Quarter" means a three-month quarter of a Fiscal Year and when followed by reference to a year, means the first, second, third or fourth quarter of such Fiscal Year, as indicated.

          "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

          "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America which have a maturity of not greater than one year.

          "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Grantor" has the meaning therefor set forth in Section 4.3.

          "Guarantor" means each Subsidiary now or hereafter existing, which has executed a Guaranty.

          "Guaranty" means, collectively (or individually as the context may indicate) (i) the Guaranty Agreement between each Domestic Subsidiary and the Agent delivered pursuant to the Original Credit Agreement for the benefit of the Lenders, and (ii) any other Guaranty Agreement delivered to the Agent pursuant to Section 8.19, all as hereafter amended, supplemented or replaced from time to time.

          "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

          "Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates (including without limitation commodity exchange rates) or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, commodity exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Indebtedness" means with respect to any Person, without duplication, all indebtedness of such Person relating to its Reimbursement Obligations or any other reimbursement obligations under this Agreement, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Hedging Obligations, all indebtedness of such Person secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet of such Person; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves, or deferred compensation obligations.

          "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed of such Person, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

          "Indenture" means the Indenture dated as of March 19, 1998 between State Street Bank and Trust Company, as Trustee, and the Borrower (as amended to the date hereof).

          "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or restated.

          "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) that certain Intellectual Property Security Agreement delivered pursuant to the Original Credit Agreement, and (ii) all IPSA Supplements, all between the Borrower and certain Guarantors in favor of the Agent for the benefit of the Lenders to collaterally secure payment and performance of their respective obligations hereunder and under the Guaranty, as applicable, all as hereafter amended, supplemented or replaced from time to time.

          "Intercompany Advance" means a loan or advance heretofore or hereafter made by an Intercompany Note Holder to the Borrower, a Domestic Subsidiary or Direct Foreign Subsidiary of the Borrower, which is evidenced by an Intercompany Note in which the Agent has a valid, duly perfected, first priority Lien under the Intercompany Note Pledge Agreement, and the repayment of which is subordinated to the rights of the Agent and the Lenders under the Loan Documents in accordance to the provisions set forth in the Intercompany Notes or in the Subordination Agreement.

          "Intercompany Notes" means, collectively, the promissory notes heretofore issued and described on Schedule A to the Intercompany Note Pledge Agreement and promissory notes hereafter issued in the form attached as Exhibit G hereto (with appropriate insertions) outstanding from time to time evidencing the Intercompany Advances.

          "Intercompany Note Holder" means, at any date, the Borrower and any Domestic Subsidiary of the Borrower who has extended any Intercompany Advance that remains outstanding at such date.

          "Intercompany Note Pledge Agreement" means, collectively (or individually as the contest may indicate) (i) that certain Intercompany Note Pledge Agreement executed by the Borrower, certain Subsidiaries and the Agent pursuant to the Original Credit Agreement, and (ii) any other Intercompany Note Pledge Agreement in the form of Exhibit G delivered to the Agent pursuant to Section 8.19, pursuant to which the Agent is granted a Lien in the Intercompany Notes held by such Intercompany Note Holder, in each case as the same may be amended, supplemented or restated from time to time.

          "IPSA Supplement" means any supplement to the Intellectual Property Security Agreement in the form of Exhibit B to the Intellectual Property Security Agreement, with appropriate revisions as to the identity of the grantor.

          "Issuing Bank" means initially Bank of America as the issuer of Letters of Credit under Article III, and thereafter any Lender which may succeed Bank of America as the issuer of Letters of Credit under Article III.

          "LC Account Agreement" means the LC Account Agreement between the Borrower and the Issuing Bank, executed pursuant to the Original Credit Agreement, as amended, modified or supplemented from time to time.

          "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

          "Letter of Credit" means a standby letter of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

          "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender pursuant to its Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount equal to such Lender's Applicable Percentage of the aggregate Letter of Credit Outstandings from time to time.

          "Letter of Credit Facility" means the facility described in Article III providing for the continuation of Letters of Credit outstanding on the date of this Agreement issued by the Issuing Bank for the account of the Borrower.

          "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit then outstanding plus the principal amount of all Reimbursement Obligations then outstanding.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien, trust or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" or "Loans" means the loans made by Lenders to Borrower pursuant to the Original Credit Agreement, which are amended, restated and continued as term loans pursuant to Section 2.1.

          "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Guaranties, the Subordination Agreement, the Applications for Letters of Credit and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis,
     (ii) the ability of any Material Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

          "Material Credit Party" means (i) any direct or indirect Subsidiary which has EBITDA, as defined below, greater than 5% of Consolidated EBITDA (calculated for the most recent period for which the Agent has received the financial information required under Section 8.1) and (ii) for purposes of clause (ii) of the definition of Material Adverse Effect, all direct and indirect Subsidiaries, including without limitation each Material Subsidiary under (i) above, which, collectively, have EBITDA equal to or greater than 95% of Consolidated EBITDA (as calculated under (ii) above). For purposes of this definition, "EBITDA" means, with respect to any Subsidiary, Consolidated EBITDA as calculated for such Subsidiary without regard to the Borrower or any other Subsidiary.

          "Maturity Date" means the earliest of (x) June 30, 2003, (y) the maturity of the Term Loan Facility and Letter of Credit Facility whether by acceleration or otherwise and (z) the date on which the Term Loan shall have been permanently repaid and all Letters of Credit shall have been permanently cancelled, cash collateralized or otherwise supported in a manner satisfactory to the Agent, the Issuing Bank and the requisite Lenders and all other obligations shall have been paid in full in cash.

          "Moody's" means Moody's Investors Services, Inc.

          "Multiemployer  Plan"  means a  "multiemployer  plan"  as  defined  in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

          "Net Proceeds" means (i) in respect of the issuance of equity or Indebtedness or the sale, lease or other disposition of assets, the amount of cash, cash equivalents and the market value of marketable securities, as and when received, net of all legal, accounting, banking, underwriting, title and recording fees and expenses, commissions, discounts and all other reasonable and ordinary expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction and (ii) in respect of proceeds of insurance or resulting from the taking of any asset by eminent domain, the amount of cash, cash equivalents and market value of marketable securities as and when received, net of all legal, title and recording fees and expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction. However, notwithstanding anything to the contrary in the foregoing, so long as no Event of Default shall have occurred and be continuing, proceeds of casualty insurance shall constitute Net Proceeds only to the extent such proceeds exceed out-of-pocket expenses to repair or replace property damaged by the casualty event actually paid to Persons other than Affiliates within 90 days after the casualty event.

          "Notes" means, collectively, the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders substantially in the form of Exhibit E.

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans,

     (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrower to any Lender or its affiliates which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent, or BAS under any one or more of the other Loan Documents or with respect to the Loans or Letters of Credit.

          "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

          "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

          "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

          "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  and  any
     successor thereto.

          "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Permitted  Liens" means  collectively  each of the Liens set forth in
     Section 9.3.

          "Person" means an individual, partnership,  corporation,  cooperative,
     trust,  unincorporated  organization,   association,  joint  venture  or  a
     government or agency or political subdivision thereof.

          "PIK Amount" has the meaning assigned to such term in Section 2.2(c).

          "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge Agreement executed and delivered to Agent in connection with the Original Credit Agreement, and (ii) all Pledge Agreement Supplements, all between the Borrower and certain Domestic Subsidiaries, as pledgors, and the Agent for the benefit of the Lenders, as pledgee, pledging (A) 100% of the capital stock or equity or other ownership interest of each Domestic Subsidiary specified therein owned by the Borrower and/or another Domestic Subsidiary and (B) 66% of the voting share capital and 100% of the nonvoting share capital or equity or other ownership interest and related interests and rights of each Direct Foreign Subsidiary, and securing the obligations of each pledgor under this Agreement and the Notes or the Guaranty, as applicable, all as hereafter amended, supplemented or replaced from time to time.

          "Pledge Agreement Supplement" means a supplement to the Pledge Agreement in the form of Exhibit A to the Pledge Agreement, with appropriate revisions as to the identity of the pledgor.

          "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

          "Preferred Stock" means, collectively, (a) the Borrower's Series E Convertible Preferred Stock containing such terms as are set forth in the Borrower's Certificate of Designation filed with the Secretary of State of Delaware on October 25, 1996, none of which are issued or outstanding on the Effective Date; and (b) the Series G Convertible Preferred Stock containing such terms as are set forth in the Borrower's Certificate of Designation filed with the Secretary of State of Delaware on September 7, 2001.

          "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

          "Principal Office" means the office of the Agent at Bank of America, N.A., 901 Main St., Dallas, Texas, 75202-3714, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Regulatory Change" means any change effective after the Closing Date in United States Federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States Federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, 66.67% or more of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the amount of such Lender's Applicable Percentage of Letter of Credit Outstandings; provided that if any Lender shall have failed to pay to the Issuing Bank its Applicable Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank for purposes of this definition.

          "Replacement Bank" means (i) any Lender or Lenders selected by the Borrower or (ii) one or a group of banks or other financial institutions selected by the Borrower and acceptable to and approved by the Agent and the Required Lenders in their reasonable discretion, any of which shall replace any then existing Lender or Lenders pursuant to Section 4.7 hereof and have a Letter of Credit Commitment equal in amount to the Letter of Credit Commitment of the replaced Lender or Lenders.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock, except a dividend payable solely in shares of that class of stock issued solely to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness, including without limitation the Subordinated Debt, or of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock other than with respect to, and specifically excluding, its conversion; (c) any payment (other than to the Borrower or any Guarantor) made to redeem, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, including without limitation the Preferred Stock; (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower or any Guarantor; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Debt other than through the issuance of equity securities pursuant to the Warrants.

          "Restructuring Costs" means any reasonable, out-of-pocket costs, fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement or the substantially concurrent amendment and restatement of the Indenture and any other agreement contemplated hereby or thereby to be executed substantially concurrently with this Agreement, including, but only to the extent not set forth in the Budget delivered prior to the Effective Date, any costs, fees and expenses relating to management and other employee retention agreements.

          "Restructuring Fee" means a fee in an amount equal to 0.50% times the aggregate principal amount of the Term Loan Facility plus the Letter of Credit Facility, in each case as determined on the Effective Date.

          "S&P"  means  Standard  &  Poor's,   a  division  of  The  McGraw-Hill
     Companies.

          "Security Agreement" means, collectively (or individually as the context may indicate), (i) that certain Security Agreement between each Credit Party and the Agent executed and delivered in connection with the Original Credit Agreement, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 8.19 or Article IV all as hereafter amended, supplemented or replaced from time to time.

          "Security Instruments" means, collectively, the Pledge Agreement, the Mortgage of Shares dated as of the Closing Date executed by Whitney Partners, L.L.C., as hereinafter amended, supplemented or replaced from time to time, the Security Agreement, the Intellectual Property Security Agreement, the Intellectual Property Assignment, the LC Account Agreement, the Intercompany Note Pledge Agreement, the Subordination Agreement, landlord waivers and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

          "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature; and

               (iii) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

          "Subordinated Debt" means the Senior Subordinated Notes issued by the Borrower on the Closing Date in the original principal amount of $10,000,000 with a final maturity of not less than eight years from the Closing Date pursuant to the terms of the Indenture of even date with the Original Credit Agreement, between the Borrower, as Issuer, and State Street Bank and Trust Company, N.A., as Trustee, together with any amendments or supplements thereto which are permitted by, and do not constitute a Default or Event of Default under, this Agreement.

          "Subordinated Debt Documents" means, collectively, the Securities Purchase Agreement of even date with the Original Credit Agreement by and among the Borrower, GarMark Partners, L.P., and Moore Global Investments, Ltd., Remington Investment Strategies, L.P. and NationsBanc Montgomery Securities, LLC, and the Indenture of even date, herewith between the Borrower, as Issuer, and State Street Bank and Trust Company, N.A., as Trustee, pursuant to the terms of which the Subordinated Debt has been issued by the Borrower on the Closing Date, as amended from time to time thereof without violation of Section 9.4 hereof, each Senior Subordinated
     Note  issued  by  the  Borrower   thereunder  and  all  other   agreements,
     instruments, certificates and documents issued from time to time in connection therewith.

          "Subordination Agreement" means, collectively (or individually as the context may indicate), (i) the Subordination Agreement between the Credit Parties and the Agent executed pursuant to the Original Credit Agreement, and (ii) any additional Subordination Agreement delivered to the Agent pursuant to Section 8.19 or Article IV all as hereafter modified, amended or supplemented from time to time.

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity or other ownership interests is owned directly or indirectly by the Borrower and/or by one or more of the Subsidiaries.

          "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person and approved by each of the Lenders, which agreements create Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

          "Termination  Event"  means:  (i) a  "Reportable  Event"  described in
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section

     4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            "Total Letter of Credit Commitment" means an aggregate stated amount not to exceed $1,687,000.

          "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Warrants" means the Series E Warrants issued by the Borrower pursuant to that certain Warrant Purchase Agreement dated as of May 31, 1996, as thereafter amended.

          "Whitney" means, Whitney Partners, L.L.C.

     1.2.  Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

          (b) Each term defined in Articles 1, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term.

          (h) All dates and times of day specified herein shall refer to such dates and times at Dallas, Texas.


                                   ARTICLE II

                                The Loan Facility

     2.1. Conversion of Outstanding Loans to Term Loans. The outstanding principal balances of the Loans made by the Lenders to the Borrower pursuant to the Original Credit Agreement are set forth on Exhibit A, and equal Seventy-Two Million Dollars ($72,000,000) in the aggregate. Such Loans are hereby amended, restated and continued as term loans subject to the terms of this Agreement. The Lenders are under no obligation to fund further Loans to Borrower under this Agreement. Amounts repaid on the Loans may not be reborrowed.

     2.2. Payment of Interest.

          (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date hereof until such Loan shall be paid in full, at the then applicable Base Rate; provided, however, that upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest payable upon demand at the Default Rate (or, in the case of any such fees and other amounts, at a rate equal to the Default Rate).

          (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) monthly in arrears on the last Business Day of each month and (ii) upon the payment of any principal amount of any Loan, including, without limitation, upon payment in full of the principal amount of such Loan and termination of this Agreement.

          (c) So long as no Event of Default shall have occurred and be continuing, Borrower may pay in kind a portion of the accrued interest equal to the PIK Amount, on or before the date such interest is due, in a principal amount equal to the PIK Amount. "PIK Amount" means an amount equal to the interest which would have accrued on the Loans at a per annum rate of 1.50% for the applicable interest period. Borrower's payment in kind of the PIK Amount during the existence of an Event of Default shall not serve to satisfy Borrower's obligation to pay interest in full on the date due, unless Agent otherwise agrees in writing. Subject to the preceding sentence, the aggregate principal PIK Amount shall be deemed added to the outstanding principal balances of the Loans held by the Lenders, on a pro rata basis, and shall thereafter accrue interest in the same manner as all other outstanding principal. Agent's acceptance of, or failure to reject, payment in kind of such accrued interest shall not constitute a waiver of any Event of Default.

     2.3. Payment of Principal.

          (a)  Mandatory  Payments.   Notwithstanding  anything  herein  to  the
     contrary, the Loans shall be repaid and the Letters of Credit shall be cash collateralized in the amounts and under the circumstances set forth below:

               (i) Net Proceeds. No later than the first Business Day following the date of receipt by any Credit Party or any other Subsidiary of the Borrower (or the receipt by the Agent, in the case of insurance proceeds) of any Net Proceeds, the Borrower shall pay to Agent, for the benefit of the Lenders, an aggregate amount equal to the applicable percentage of Net Proceeds, as follows:

                    (A) 100% of cumulative Net Proceeds from issuance of Indebtedness permitted by this Agreement (other than Obligations, Intercompany Advances permitted under Section 9.4(e) and purchase money Indebtedness and Capital Leases permitted by Section 9.4(f));

                    (B) 50% of  cumulative  Net Proceeds in excess of $2 million from issuance of equity permitted by this Agreement; and

                    (C) 100% of all other Net Proceeds;

          provided, however, that, so long as no Event of Default has occurred and is continuing, if the Net Proceeds derived from transactions consummated in a single calendar month are less than Twenty Five Thousand Dollars ($25,000), no prepayment from such Net Proceeds is required under this Section 2.3(a)(i), and if the Net Proceeds derived from one or more transactions is less than Seventy-Five Thousand Dollars ($75,000), Borrower may withhold payment under this Section 2.3(a)(i) until such time as the aggregate amount payable equals or exceeds Seventy-Five Thousand Dollars ($75,000).

               (ii) Excess Cash Flow. No later than the 45th day after each of the first three Fiscal Quarters of each Fiscal Year, and on the 90th day after each Fiscal Year, commencing with the Fiscal Quarter ending on March 31, 2002, based on the information filed in the Borrower's Form 10-Q or 10-K, as applicable, for the Fiscal Quarter or the Fiscal Year immediately preceding (or, if Borrower ceases to be required to issue 10-Qs and 10-Ks, financial statements in lieu thereof providing the same information), the Borrower shall pay to Agent, for the benefit of the Lenders, an aggregate amount equal to 50% of Excess Cash Flow for the Fiscal Quarter immediately preceding.

               (iii) Minimum Receivables. Borrower shall, within ten (10) days after the end of each calendar month, prepay the Loans in an aggregate principal amount equal to the excess of the Minimum Receivables (defined below) over the Eligible Receivables of Borrower and its Subsidiaries as of the end of such preceding calendar month. The "Minimum Receivables" shall equal, at any time, Thirty-one Million Dollars ($31,000,000) less the aggregate sum prepaid pursuant to this
          Section 2.3(a)(iii) to date.

               (iv) Repayment on Maturity Date. The entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and any and all other Obligations shall be due and payable in full on the Maturity Date or at such earlier time as provided herein.

          (b) Calculations of Net Proceeds; Additional Prepayments Based on Subsequent Calculations. Concurrently with any payment pursuant to Section 2.3(a)(i)(A)-(C), the Borrower shall deliver to the Agent a certificate duly executed by its chief financial officer demonstrating the calculation of the applicable Net Proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the actual Net Proceeds were greater than the amount set forth in such chief financial officer's certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Agent a certificate of its chief financial officer demonstrating the derivation of the additional Net Proceeds resulting in such excess.

          (c) Voluntary Payments. The principal amount of any Loan may be prepaid in whole or in part at any time. All voluntary prepayments of Loans made by the Borrower shall be in the amount of (i) $500,000 or (ii) such greater amount which is an integral multiple of $100,000.

     2.4. Manner of Payment.

          (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due.

          (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Sections 10.1(a) and
     (b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

            (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Maturity Date.

     2.5. Notes. Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Loans made to Borrower, which Note shall be dated the Effective Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower. A Lender may elect at any time to exchange its Note for a Note evidencing the outstanding principal balance of the Loans held by such Lender, together with such Lender's Applicable Percentage of each PIK Amount added to principal to date.

     2.6. Pro Rata Payments; Application of Proceeds. (a) Each payment on account of the principal of and interest on the Loans and the fees described in
Section 2.7 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly (but in any event, prior to 2:30 P.M. on the date such payment is received or deemed to be received) distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower. All payments of principal received by Agent in respect of this Article 2 shall be applied first to the repayment of the Term Loan Facility and thereafter to cash collateralize outstanding Letters of Credit.

     2.7...Deferred Restructuring Fee. On or before the Maturity Date, Borrower shall pay to Agent, for disbursement to the Lenders in accordance with their Applicable Percentages, a fee (the "Deferred Restructuring Fee"), which fee shall be deemed fully earned on the Effective Date, in an amount equal to 3.00% times the aggregate principal amount of the Term Loan Facility plus the Letter of Credit Facility, in each case as determined on the Effective Date; provided, however, that if all obligations under this Agreement are repaid in full in cash and the requirements of Section 3.1(b) are met with respect to all Letters of Credit on or before December 31, 2002, then the Deferred Restructuring Fee shall equal 2.00% times the aggregate principal amount of the Term Loan Facility plus the Letter of Credit Facility, in each case as determined on the Effective Date; provided, further, that the Deferred Restructuring Fee shall be waived if (i) all payment obligations under this Agreement are repaid in full in cash and the requirements of Section 3.1(b) are met with respect to all Letters of Credit on or before June 30, 2002 or (ii) on or before the Maturity Date a sale of the Borrower or its assets is consummated with Net Proceeds from such sale exceeding $75 million, and concurrently with the closing of such sale, all payment obligations under this Agreement are repaid in full in cash and the requirements of Section 3.1(b) are met with respect to all Letters of Credit.

                                   ARTICLE III

                                Letters of Credit

     3.1. Letters of Credit.

          (a) The Issuing Bank has issued certain Letters of Credit pursuant to the Original Credit Agreement which remain outstanding as of the date hereof, which shall constitute Letters of Credit under this Agreement and shall be governed by the terms of this Agreement. Letter of Credit Outstandings aggregate One Million Six Hundred Eighty-Seven Thousand Dollars ($1,687,000) as of the date hereof. Neither the Issuing Bank, nor any Lender shall have any obligation to issue further Letters of Credit under this Agreement. No Letter of Credit shall have an expiry date or payment date occurring later than the earlier to occur of twelve months after the date of its issuance or five Business Days prior to the Maturity Date, provided that, notwithstanding the foregoing and anything in this Agreement to the contrary and without in any way limiting the Borrower's obligation to fully cash collateralize, replace or otherwise return cancelled and undrawn all Letters of Credit on the Maturity Date, the expiry date of any Letter of Credit may be extended or permitted to be extended by the Issuing Bank to a date beyond the Maturity Date if necessary to avoid a drawing thereunder (as determined in the sole and absolute discretion of the Issuing Bank and each of the Lenders).

          (b) On or before the Maturity Date, the Borrower shall fully cash collateralize all outstanding Letters of Credit on terms satisfactory to Agent, unless Required Lenders agree in their sole discretion to accept other credit support for one or more outstanding Letters of Credit. Letters of Credit shall be cash collateralized pursuant to the LC Account Agreement.

     3.2. Reimbursement.

          (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately upon demand, at such office as the Issuing Bank shall designate, all amounts drawn under any Letter of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid on the day on which drawing is paid on the corresponding Letter of Credit at the Base Rate plus the Applicable Margin for such day, and thereafter at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rates to be calculated on the basis of a year of 360 days for actual days elapsed commencing on the date of such drawing until such Reimbursement Obligation is so paid by direct reimbursement by the Borrower.

          (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

          (c) Each Lender (other than the Issuing Bank) holds or shall acquire a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Percentage of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Percentage of the liability of the Issuing Bank under such Letter of Credit.

          (d) If a drawing is presented under any Letter of Credit in accordance with the terms thereof and paid by the Issuing Bank and the Borrower shall not fully reimburse the Issuing Bank in respect thereof as of the immediately following Business Day, then notice of such drawing and payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission.

               (i) Each of the Lenders (including the Issuing Bank in its capacity as Lender) shall fund by payment to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds the purchase from the Issuing Bank of its respective Participation in the related Reimbursement Obligation in an amount equal to its respective Applicable Percentage of such drawing under such Letter of Credit.

               (ii) If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in
          Section 2.1(c)(iv), fund the purchase of its Participation in the amount of such Lender's Applicable Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in Section 2.1(c)(iv), fund the purchase of its Participation in the amount of such Lender's Applicable Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day.

               (iii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to clause (i), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower.

               (iv) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to this Section 3.2(d), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 3.2(d), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to this Section 3.2(d) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

               (v) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clauses (i) and (iii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to the Agent which shall forward to each Lender an amount equal to its Applicable Percentage of such payment from the Borrower.

          (e) Not later than ten days following the end of each calendar quarter, the Issuing Bank shall deliver to each Lender a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

          (f) All Letters of Credit have been issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

          (g) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

          (h) Without limiting the generality of the provisions of Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree.

          (i) Without limiting the Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower immediately to reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

               (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

               (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

               (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of the Borrower's Obligations under this Agreement; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     3.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Letter of Credit fees. Additionally, the Borrower shall pay to the Agent a fronting fee, for the benefit of the Issuing Bank only, equal to the greater of (a) $500 per annum or
(b) a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to 0.25% per annum. Such fees shall be due and payable with respect to each Letter of Credit in arrears on the last Business Day of each month. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.4. Administrative Fees. The Borrower shall pay to the Issuing Bank any other administrative fees in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.


                                   ARTICLE IV

                                    Security

     4.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Effective Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant, or reaffirm the existing grant, to the Agent for the benefit of the Agent and the Lenders a duly perfected first priority Lien in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer other than restrictions on transfer imposed by applicable securities laws and other than any Permitted Liens then or at any time thereafter existing on any such Collateral.

     4.2. Intentionally Omitted.

     4.3. Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a
"Grantor") at the Effective Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1998 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location in which goods constituting Collateral are located (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), (c) each trade style used by any Grantor and the purposes for which it is used, (d) the state of incorporation of each Grantor and (e) the organizational identification number, if any, for Borrower and each Grantor. The Borrower shall not change or permit any other Grantor to change, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as required under the terms of the applicable Security Instruments and as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent for the benefit of itself and the Lenders in Collateral including but not limited to delivering revised schedules to the Security Agreement to the Agent.

     4.4. Intellectual Property. The Borrower hereby reaffirms its pledge, or agrees to pledge, or cause to be pledged, all intellectual property interests and licenses now owned or hereafter acquired or created and owned by the Borrower and any Domestic Subsidiary within fifteen (15) days of the acquisition or creation of such intellectual property or license (or, if owned as of the Effective Date, immediately upon demand) by execution of an IPSA Supplement.

     4.5. Pledged Stock. The Borrower hereby reaffirms its pledge, or will cause to be pledged, (a) 100% of the capital stock or equity or other ownership interest of each Domestic Subsidiary and (b) 66% of the voting share capital and 100% of the nonvoting share capital and related interests and rights of each Direct Foreign Subsidiary as may be now owned, hereafter issued or acquired by the Borrower or any Domestic Subsidiary within fifteen (15) days of the acquisition or issuance of such capital stock, equity or other ownership interest (or, if owned as of the Effective Date, immediately upon demand) by execution of a Pledge Agreement Supplement.

     4.6. Pledge and Subordination of Intercompany Notes. The Borrower hereby agrees to cause the Intercompany Note Holders to reaffirm the Intercompany Pledge Agreements now existing or, with respect to any Intercompany Notes hereafter acquired or created, to pledge, grant a Lien and collaterally assign to the Agent for the benefit of the Lenders all Intercompany Notes hereafter arising or created within fifteen (15) days of the acquisition or issuance of such Intercompany Notes (or, if owned as of the Effective Date, immediately upon demand) by execution of a supplement to the Intercompany Pledge Agreements in form and substance satisfactory to Agent.

     4.7. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be, to execute by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent reaffirmed or contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Credit Party after the Effective Date.

     4.8. Borrower Accounts. As soon as practical, and in any event not later than 7 days from the Effective Date with respect to investment accounts, and 45 days from the Effective Date with respect to all other accounts, Borrower shall cause all or substantially all Deposit Accounts of the Credit Parties, other than the payroll accounts and unused accounts to be closed by the Borrower identified on Schedule 4.8, to be transferred to and maintained with one or more Lenders or third party depository institutions, subject to control agreements (in form and substance satisfactory to Agent and Requisite Lenders) granting to Agent on behalf of Lenders a security interest in such Deposit Accounts (subject to the security interest of the cash management bank (if such bank is a Lender) in such Deposit Accounts). The cash management system of the Credit Parties shall be satisfactory to Agent and Lenders, including mandatory monthly cash sweeps from foreign accounts, subject to an aggregate minimum balance of $500,000 (or the Dollar equivalent) being maintained in accounts maintained in the United Kingdom and an aggregate minimum balance of $100,000 (or the Dollar equivalent) being maintained in accounts maintained in Hong Kong, and mandatory weekly cash sweeps from domestic accounts to the extent the aggregate domestic cash balance of the Credit Parties exceeds $5 million, to be deposited in an account maintained with the Agent (subject to a control agreement in form and substance satisfactory to the Agent and the Lenders). Such cash sweeps shall occur on a regular weekly interval to be established by Borrower and approved by Agent. The control agreements referenced in this paragraph shall provide that Borrower (or the appropriate Credit Party) shall have access to and use of funds on account, so long as no Event of Default having occurred and continuing, and subject to the terms and conditions of such control agreement.

                                    ARTICLE V

                                      Taxes

     (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Article V) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Article V) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

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     (d) Each  Lender  organized  under the laws of a  jurisdiction  outside the
United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Article V(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Article V(a) or (b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Article V, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Article V shall survive the Maturity Date and the payment in full of the Notes.

                                   ARTICLE VI

          Conditions to Effectiveness of this Amendment and Restatement

     The effectiveness of this Agreement shall be subject to the satisfaction of each of the conditions precedent set forth in this Article VI:

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

          (a) the Agent shall have received on the Effective Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) fully executed originals of each of this Agreement and the Notes, and the Reaffirmations of Loan Documents in the form attached as Exhibit D;

               (ii) the favorable written opinion or opinions of counsel to the Credit Parties dated the Effective Date, including counsel in each jurisdiction in which any Collateral may be located and special U.S. intellectual property counsel as to issues related to Collateral, which shall include such matters as Agent acting on behalf of the Lenders may reasonably request, and which legal opinions shall be in form and substance reasonably satisfactory to the Agent and its counsel, and shall be addressed to the Agent, the Lenders and their successors in interest;

               (iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and all other instruments executed in connection herewith, certified as of the date hereof by the secretary or an assistant secretary (or equivalent) of such Credit Party as being in full force and effect without modification or amendment;

               (iv) a certificate of each Credit Party, executed on behalf of such Credit Party by its secretary or any assistant secretary (or equivalent), certifying as to (A) the absence of any amendments or other modifications to the Organizational Documents and Operating Documents of such Credit Party since the Closing Date, (B) the Organizational Documents and Operating Documents of such Credit Party being in full force and effect as of the date hereof, (C) the due organization and good standing and valid existence of such Credit Party as an entity organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Credit Party, (D) the truth of the representations and warranties contained in this Agreement as though made on and as of the date hereof and (E) after giving effect to this Agreement, the absence of any event occurring and continuing that constitutes a Default or an Event of Default;

               (v) a certificate of each Credit Party, executed on its behalf by its secretary or an assistant secretary (or equivalent), certifying the names and true signatures of the officers of such Credit Party authorized to sign this Agreement and any other documents, agreements, instruments or certificates to be delivered in connection therewith.

               (vi) certificates issued as of a recent date, as acceptable to the Agent, by the Secretary of State of its respective state of organization of each Credit Party as to the due existence and good standing of such Credit Party;

               (vii) appropriate certificates of good standing, issued in respect of each Credit Party as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (viii) evidence of all insurance required by the Loan Documents;

               (ix) evidence of the filing or continuation of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent for the benefit of the Lenders under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent for the benefit of the Lenders under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

               (x) to the extent not in the Agent's possession, all stock certificates or registrar's pledge certificates evidencing all the Pledged Stock, accompanied, as applicable, by duly executed stock powers in blank affixed thereto;

               (xi) copies of all documents and certificates evidencing or governing the Subordinated Debt and the Preferred Stock in form and substance acceptable to the Lenders and certified by an Authorized Representative to be true, correct and complete;

               (xii) a Budget, together with a duly executed certificate of the president or chief financial officer of the Borrower, certifying to the Agent that the Budget was prepared based upon good faith estimates and assumptions that are reasonable as of the date hereof, when taken as a whole, or of any omission of information which causes the Budget to be false or misleading in any material respect, when taken as a whole;

               (xiii) a monthly business plan for Fiscal Year 2002 and quarterly business plans for Fiscal Year 2003, in form, scope and substance acceptable to Agent;

               (xiv) copies of any other documents or agreements evidencing or governing any Consolidated Funded Indebtedness (other than any Capital Lease for which the present value of the lease payments due thereunder is less than $200,000, applying a discount rate equal to the interest rate provided in such lease, all such leases being so indicated on
          Schedule  1.2)  of any  Credit  Party  to  remain  outstanding  on the
          Effective Date, and after giving effect to the repayment and termination of all Existing Debt and certified by an Authorized Representative to be true, correct and complete;

               (xv) to the extent not in the Agent's possession, Intercompany Notes outstanding as of the Effective Date together with endorsements or instruments of assignment executed in blank and attached thereto;

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

               (xvi) payment in full of (a) all accrued and unpaid interest on the Loans, (b) all fees and charges payable with respect to Letters of Credit, (c) all other fees and charges accrued and payable by the Borrower or its Subsidiaries under the Original Credit Agreement as of the Effective Date, (d) the Restructuring Fee, (e) the $250,000 amendment and waiver fee referenced in Section 6(k) of the Seventh Amendment to the Original Credit Agreement, (f) reimbursement of all of the reasonable, out of pocket costs, fees and expenses of the Agent and Lenders in connection with this Agreement and the Original Credit Agreement (including, without limitation, the attorneys' fees of O'Melveny & Myers LLP and the fees of FTI/Policano & Manzo);

               (xviii) evidence that the Borrower has issued warrants to acquire 15% of the fully-diluted common stock of the Borrower on the terms set forth in the Form of Warrant Agreement attached hereto as Exhibit H;

               (xix) evidence that the Subordinated Debt and the Series G Preferred Stock has been amended, in the manner described in the Second Limited Waiver attached hereto as Exhibit I; and

               (xx) such other documents, instruments, certificates, reaffirmations and opinions as the Agent or any Lender may reasonably request on or prior to the Effective Date in connection with the consummation of the transactions contemplated hereby.

          (b) Each of the following shall have occurred or be true and be so certified by the Credit Parties to the Lenders:

               (i) There shall not be pending or threatened any action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a material adverse effect on the Credit Parties, the Credit Facilities or any of the other transactions contemplated hereby;

               (ii) The Borrower shall be in compliance with all existing material financial and contractual obligations, on a pro forma basis, immediately after giving effect to this Amendment and any other transactions contemplated hereby; and

               (iii) The Borrower, its Subsidiaries and any other Credit Party shall have received all government, shareholder and third-party approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any court or other Governmental Authority or arbitral authority, (B) the Organizational Documents of any Credit Party or (C) any agreement, document or instrument to which any of the Borrower or any other Credit Party is a party or by which any of them or their properties is bound, if such default, conflict or violation could reasonably be expected to result in a Material Adverse Effect; and all applicable waiting periods shall have expired without any action being taken or threatened in writing by any authority that could restrain, prevent or impose any material adverse conditions on the Borrower's performance under this Agreement, or other transactions contemplated hereby, and no law or regulation shall be applicable which in the reasonable judgment of the Agent could have such effect;

          (c)  In the good faith judgment of the Agent and the Lenders:

               (i) There shall not have occurred a material adverse change in the business, assets, revenues, operations, conditions (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 2001 or in the assumptions, facts or information contained in the financial statements, budgets, projections or pro forma balance sheets most recently delivered to the Agent by the Borrower;

               (ii) Agent and the Lenders shall have completed and be satisfied with the results of, their business, financial, tax, legal, accounting and environmental due diligence investigations of the Credit Parties. The Agent and the Lenders shall also have received any information reasonably necessary to conduct such due diligence;

               (iii) All financial statements, documents, appraisals, audits and other items to be delivered pursuant to Article VI(a) in form and substance acceptable to the Lenders shall have been reviewed by the Agent and reasonably determined thereby to be so acceptable; and

               (iv) There shall not have occurred or exist (A) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange, (B) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (C) any other material disruption of financial or capital markets that could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

                                   ARTICLE VII

                         Representations and Warranties

     The Borrower represents and warrants with respect to itself and each other Credit Party (which representations and warranties shall survive the delivery of the documents mentioned herein), that:

      7.1. Organization and Authority.

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

          (a) Each Credit Party is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement, the Notes and all other Loan Document to be delivered in connection with this Agreement, and to reaffirm and perform each of the other Loan Documents to which it is a party;

          (d) Each Guarantor has the power and authority to reaffirm and perform the Guaranty and each of the other Loan Documents to which it is a party; and

          (e) Each of the Loan Documents to which any Credit Party is a party is and shall be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     7.2. Loan Documents. The execution, delivery, (or, as the case may be, reaffirmation) and performance by each Credit Party of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite Organizational Action (including any required shareholder approval) of each Credit Party required for the lawful execution, delivery, reaffirmation and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on any Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of any Credit Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound and such conflict, breach or event of default could reasonably be expected to result in a Material Adverse Effect; and

          (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of any Credit Party except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

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

     7.3. Solvency. The Borrower is Solvent, and the Borrower and the Credit Parties on a consolidated basis are Solvent, in each case after giving effect to the transactions contemplated by this Agreement and the reaffirmation of the Loan Documents.

     7.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and any additional Subsidiaries created or acquired after the Effective Date in compliance with
Section 8.19. Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of the Borrower and each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary. The outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien.

     7.5. Ownership Interests. The Borrower owns no interest in any Person other than (i) the Persons listed in Schedule 7.4, (ii) equity investments in Persons not constituting Subsidiaries permitted under Section 9.7 and (iii) additional Subsidiaries created or acquired after the Effective Date in compliance with
Section 8.19.

     7.6. Financial Condition.

          (a) Except as set forth therein, all annual financial statements provided by the Borrower to the Agent or any Lender prior to the Effective Date (including the notes thereto with respect to audited statements) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in stockholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis;

          (b) Since the later of (i) the date of the last audited financial statements delivered to the Lenders or (ii) the date of the audited financial statements most recently delivered pursuant to Section 8.1(a) hereof, there has been no Material Adverse Effect nor have the businesses or properties of any Material Credit Party been materially adversely affected except as set forth on Schedule 7.6(b); and

          (c) Except as set forth in the  financial  statements  referred  to in
     Section 7.6(a) or in Schedule 7.6 or as permitted by Section 9.4, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

          (d) Schedule 7.6(d) annexed hereto sets forth a true, accurate and complete list of the Deposit Accounts, together with the account number, name and address of each depository institution and contact person thereat and balance maintained or otherwise credited to each such Account as of the date set forth therein. In addition, Schedule 7.6(d) summarizes the cash management arrangements to fund operating needs of the Credit Parties as in existence as of the date hereof.

          (e) The aggregate amount of the earnout payments required to be made by the Borrower under that certain Stock Purchase Agreement dated as of July 31, 1998 (as amended through the date hereof, the "Carlyle Stock Purchase Agreement"), by and among the Borrower, Mitchell D. Berman, Max DeZara, Ward P. Feste, Larry S. Loubet Trust, Jon Schultz and Larry S. Loubet, prior to giving effect to the Earnout Restructuring Agreement (as defined below) is $1,920,000.

          (f) The authorized capital stock of the Borrower consists of 20,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000 shares have been designated as Series G Convertible Preferred Stock, $0.0001 par value per share (the "Preferred Stock"). The outstanding capital stock of the Borrower consists solely of 10,914,627 shares of Common Stock and 1,000 shares of Preferred Stock. Except for the Preferred Stock, options to purchase 1,846,781 shares of Common Stock issuable under the Company's employee stock option plan and the warrants delivered by the Borrower to the holders of the Subordinated Debt and the Series G Convertible Preferred Stock in connection with the limited waiver and amendment executed and delivered by such holders and the Borrower on August 24, 2001 (as amended pursuant to the Second Limited Waiver of even date herewith), there are no options, warrants, phantom stock, stock appreciation rights or other securities that are convertible into capital stock of the Company. As of the date hereof, the book value per share of the Common Stock is not more than $0.00 per share, and such book value has not been adjusted since such date.

     7.7. Title to Properties. The Borrower and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and Permitted Liens.

     7.8. Taxes. Except as set forth in Schedule 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) as required by GAAP have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     7.9. Other Agreements.  Neither the Borrower nor any other Credit Party is

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (b) after giving effect to this Agreement, in default in the performance, observance or fulfilment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any other Credit Party or affecting the Borrower or any other Credit Party or any properties or rights of the Borrower or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

     7.11. Margin Stock. The proceeds of the borrowings made hereunder have been used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     7.12. Investment Company. Neither the Borrower nor any other Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     7.13. Intellectual Property. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary and material to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

     7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents (which shall include marketing materials prepared and distributed in connection with syndication) contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     7.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, could be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     7.16. Earnout Restructuring Agreement. The Borrower has delivered to the Agent a true and correct copy of the fully executed agreement (the "Earnout Restructuring Agreement") with respect to the Carlyle Stock Purchase Agreement providing that (i) the aggregate amount of earnout payments required to be made by the Borrower pursuant to the Carlyle Stock Purchase Agreement is $1,920,000 and (ii) that such amount began repayment commencing in November 2001 with a payment of $800,000 and in monthly principal payments thereafter not to exceed $100,000 per month. Such agreement remains in full force and effect and has not been modified.

     7.17. Employee Benefit Plans.

          (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except (i) to the extent such a failure to maintain compliance could not reasonably be expected to result in a Material Adverse Effect; or (ii) for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
     Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

          (c) No Termination Event has occurred within the last six years or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules except to the extent such a failure to so administer or to maintain compliance could not reasonably be expected to result in a Material Adverse Effect;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan, which, if determined adversely to the Borrower or any ERISA Affiliate, would have a Material Adverse Effect.

     7.18. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder after giving effect to this Agreement.

     7.19. Environmental Matters. Except as set forth in Schedule 7.18:

          (a) The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects, and has been issued and maintains all required federal, state and local permits, licenses, certificates and approvals pertaining to Hazardous Materials that are necessary to the conduct of its business. Neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any fact, which (i) calls into question, or could reasonably be expected to call into question, material compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit, certification or approval necessary for the operation of the Borrower's or any Subsidiary's facility or the generation, handling, storage, treatment or disposal of any Hazardous Material that is necessary to the conduct of its business, or
     (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any other Credit Party to be subject to any material restrictions on ownership, use, occupancy or transferability under any Environmental Law, or (iv) constitutes a reasonable basis to conclude that the Borrower or any Subsidiary is a potentially responsible party with regard to any release or threatened release of a Hazardous Material; and

          (b) Neither the Borrower nor any Subsidiary, nor, to the best of the Borrower's knowledge, any previous owner or operator of any real property owned or operated by the Borrower or any Subsidiary or any other Person, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of such property, or transferred or caused to be transferred any Hazardous Material from such property to any other location except in material compliance with all Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the properties owned or operated by the Borrower and its Subsidiaries or as brought on to such properties in the ordinary course of the Borrower's or any Subsidiary's business, which Hazardous Material shall be used in material compliance with all applicable Environmental Laws, the Borrower covenants that it shall, and shall cause each Subsidiary to, not permit any Hazardous Materials to be brought on to the real property owned or operated by the Borrower and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

     7.20. Employment Matters.

          (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

          (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is no pending or threatened any litigation, administrative proceeding or, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.21. RICO. To the best knowledge of the Borrower or any Subsidiary, neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Liens, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

                                  ARTICLE VIII

                              Affirmative Covenants

     Until the payment in full in cash of all Obligations and the permanent termination or cancellation of, full cash collateralization of or, in their sole and absolute discretion, the delivery of other credit support acceptable to the Agent, Issuing Bank and the Required Lenders for all Letters of Credit, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and where applicable will cause each Guarantor to:

     8.1. Financial Reports, Etc.

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) audited consolidated and unaudited, Borrower-prepared consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (with respect to audited statements only), and the related audited consolidated and unaudited, Borrower-prepared consolidating statements of income and stockholders' equity and related consolidated statements of cash flows, and the respective notes thereto (with respect to audited statements only), for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP with such changes from prior periods as required by GAAP and noted in the auditor's opinion delivered therewith and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, or other such "Big 5" independent certified public accountants, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders (other than a qualification regarding the impending Maturity Date of the financing evidenced by this Agreement and the Loan Documents, it being agreed such a qualification shall not by itself prevent a financial statement from satisfying the requirements of this subsection (a)), and (ii) a Compliance Certificate, provided, however, that all deliveries under this paragraph for Fiscal Year 2001 may be delivered on or before April 30, 2002;

          (b) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year) deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for such Fiscal Quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding Fiscal Year and accompanied by a certificate of an Authorized

     Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such Fiscal Quarter comparable to that required pursuant to Section 8.1(a)(ii);

          (c) together with each delivery of the financial statements required by Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

          (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary except for agreed upon procedures reports for compliance under third-party agreements, reports on employee benefit plan financial statements and reports with respect to tax advisory matters;

          (e) not later than the last Business Day of each Fiscal Year, deliver to the Administrative Agent and each Lender a capital and operating expense budget and consolidated financial projections prepared by management for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis including balance sheets, income statements and statements of cash flows (to include separate forecasts for Capital Expenditures by the Borrower and EBITDA by each direct Subsidiary of the Borrower) and a reasonably detailed explanation of any underlying assumptions with respect thereto, on a quarterly basis for the current Fiscal Year and on an annual basis for the next succeeding two years; provided, however, that if at any time during such next Fiscal Year, management of the Borrower determines that the financial projections no longer accurately reflect the projected financial results for such Fiscal Year, as soon as practicable, provide to the Agent and each Lender revised consolidated forecasts for such Fiscal Year;

          (f) as soon as practicable and in any event within twenty (20) days following the end of each Fiscal Month, deliver to the Agent and each Lender an accounts receivable aging report in form and detail substantially similar to that furnished to the Agent prior to the Effective Date;

          (g) as soon as available, and in any event not later than the last Business Day of each week after the date hereof, deliver such financial information and projections and reports described on Schedule 8.1(g) annexed hereto, prepared in a manner and in a form satisfactory to Agent, together with such other information as may be reasonably requested from time to time by the Agent or the Required Lenders (it being understood and agreed that the delivery of any or all of such financial information and projections shall not be deemed to be an amendment or other modification of the Budget);

          (h) as soon as available, and in any event not later than the tenth calendar day after the end of the month of June, 2002 and each month thereafter, deliver with respect to such preceding month the financial reports described on Schedule 8.1(h) annexed hereto, prepared in a manner and in a form satisfactory to Agent together with such other information as may be reasonably requested from time to time by the Agent or the Required Lenders (it being understood and agreed that the delivery of any or all of such financial information and projections shall not be deemed to be an amendment or other modification of the Budget);

          (i) as soon as practical and in any event within 30 days after the end of each calendar month, deliver (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for such month in each case setting forth in comparative form consolidated figures from the consolidated statements of income and stockholders' equity for the corresponding month of the preceding Fiscal Year and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with the standards set forth in GAAP with respect to interim financial statements, and (ii) a Compliance Certificate;

          (j) promptly upon receipt, deliver copies of all written proposals from time to time received regarding the purchase of assets of Borrower or it Subsidiaries, or refinancing of the Obligations, and that the Agent and the Lenders shall have access to the personnel of the any investment bank or intermediary working for or on behalf of the Borrower to discuss, among other things, the status of Borrower's efforts to sell assets or refinance the Obligations;

          (k) within ten (10) days after the end of each calendar month, a certificate of an Authorized Representative stating Eligible Receivables of Borrower and its Subsidiaries as of the end of such preceding calendar month; and

          (l) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding the Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

     8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction where the failure to be so licensed or qualified would have a Material Adverse Effect and in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

     8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith by appropriate proceedings diligently conducted all statutes and governmental regulations, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves required by GAAP have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

     8.5. Insurance. Comply in all respects with the requirements for insurance coverage set forth in each of the Security Instruments and, without any limitation thereof, (a) keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption. Each of such policies of insurance shall have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than, to the best of the Borrower's knowledge, are maintained by similar businesses that are similarly situated and shall be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 8.5 shall provide that the insurer shall give the Agent not less than 30 days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

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

     8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     8.7. Right of Inspection. Permit, from time to time, any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, and to audit, the Collateral, controls and systems of the Borrower and the Guarantors, all at reasonable times, and with reasonable prior notice to the Borrower and at the expense of the Borrower; provided however, following the occurrence and during the continuation of any Default or Event of Default, such visits or inspections at the expense of the Borrower shall be unlimited. The Borrower shall, and shall cause its Subsidiaries to, cooperate with and give full and complete access and make available to the Agent and its representatives retained from time to time by the Agent for the benefit of the Lenders (including, without limitation, FTI/Policano & Manzo), on a daily basis, the books and records of the Borrower and its Subsidiaries and other information relating to the business or financial affairs of the Borrower and its Subsidiaries (including, without limitation, agreements and documents pertaining to any receivables or payables), and the operating management of the Borrower and its Subsidiaries shall meet, upon request, with the Agent and the representatives of the Agent to discuss, among other things, the financial and operating performance and business plans of the Borrower and its Subsidiaries. The Borrower shall, and shall cause its Subsidiaries to, give full and complete access to such other information as the Agent or its representatives may reasonably request from time to time, and shall cooperate and consult with, and provide to the Agent and such representatives all such information. Without limiting the generality of the foregoing, the Borrower shall, and shall cause its Subsidiaries to, permit the Agent and any of its auditors, examiners, consultants or other representatives from time to time, in the sole discretion of the Agent or as the Agent may be requested by the Required Lenders (which, in any event, may be at least once every 60 days), to conduct Collateral audits and reviews, including, without limitation, verification, inspection and examination of the Collateral, accounts payable, controls and systems of the Borrower and its Subsidiaries, at the sole cost and expense of the Borrower and which costs and expenses shall be deemed "Obligations" hereunder and shall be reimbursable on demand.

     8.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

     8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents except where the failure to so obtain or maintain any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.

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

     8.10. Covenants Extending to Other Persons. Cause each of its Guarantors (and its Subsidiaries with respect to Section 8.19) to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.9 and 8.19 inclusive.

     8.11. Officer's Knowledge of Default. Upon any Executive Officer of the Borrower obtaining knowledge of the occurrence of any Default or Event of Default hereunder or under any other obligation of the Borrower or any
Subsidiary or other Credit Party to any Lender, cause an Authorized Representative promptly to notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

     8.12. Suits or Other Proceedings. Upon any Executive Officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, any or all of which make a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, cause an Authorized Representative promptly to deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     8.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent notice of, including true, accurate and complete copies of, any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to, any (i) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law,
(ii) release or threatened release by the Borrower or any Subsidiary, or any Person handling, transporting, or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally, or (iii) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     8.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive in writing any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary (i) has violated any Environmental Law, (ii) has released or is about to release any Hazardous Material other than in compliance with all Environmental Laws (or suffered or permitted such action by any other Person on or in respect of property owned or operated by the Borrower or any Subsidiary), or (iii) is liable for the costs of cleaning up, removing, remediating or responding to a release or threatened release of Hazardous Materials, the Borrower and any Subsidiary shall (a) provide prompt written notice thereof to the Agent describing in reasonable detail the nature of the matter and what action the Borrower or the applicable Subsidiary proposes to take with respect thereto, and (b) within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted

Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

     8.15. Indemnification. Without limiting the generality of Section 12.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, disclaim or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.15 shall survive repayment of the Obligations or the Maturity Date and expiration of termination of this Agreement.

     8.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     8.17 .Employee Benefit Plans.

          (a) With reasonable promptness, and in any event within 30 days thereof, give notice to the Agent of (a) the establishment of any new Employee Benefit Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing,
     (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

          (b) Promptly and in any event within 15 days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

          (c) With reasonable promptness but in any event within 15 days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     8.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

     8.19. New Subsidiaries.

          (a) Promptly, and in any event within 15 Business Days, after the acquisition or creation of any Domestic Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i) a Guaranty executed by such Domestic Subsidiary substantially in the form of Exhibit I attached to the Original Credit Agreement, mutatis mutandis;

               (ii) a Security Agreement executed by such Domestic Subsidiary substantially in the form of Exhibit J attached to the Original Credit Agreement, mutatis mutandis, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred by such Domestic Subsidiary under such Security Agreement to the extent such Lien may be perfected by Uniform Commercial Code filing;

               (iii) the Pledged Interests of such Domestic Subsidiary, which is issued or existing and outstanding, together with duly executed stock powers or powers of assignment in blank affixed thereto or registrar's pledge certificate and control agreement, as applicable, and an executed Pledge Agreement Supplement pledging 100% of the capital stock or equity or other ownership interest of such newly acquired or created Domestic Subsidiary;

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

               (iv) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized
          Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

               (v) an Intercompany Note in the form attached hereto as Exhibit G and an Intercompany Note Pledge Agreement and a Subordination Agreement executed by such Domestic Subsidiary, substantially in the forms of Exhibits M and N, respectively, attached to the Original Credit Agreement, mutatis mutandis;

               (vi) if applicable, an IPSA Supplement and an Intellectual Property Assignment;

               (vii) if requested by the Agent or the Required Lenders, an opinion of counsel to such Domestic Subsidiary and the Subsidiary executing the Pledge Agreement Supplement referred to in (iii) above dated as of the date of delivery of the Guaranty referred to in (i) above, the Subordination Agreement referred in (v) above, and other Loan Documents provided for in this Section 8.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, rendered with respect to the Subsidiaries as of the Effective Date and the Collateral in which they grant the Agent a Lien for the benefit of itself and the Lenders; and

               (viii) current copies of the Organizational Documents of such Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or by applicable law, of the shareholders) of such Domestic Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19;

          (b) Promptly, and in any event within 30 Business Days, after the acquisition or creation of any Foreign Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i) the Pledged Interests of such Foreign Subsidiary, which is issued or existing and outstanding, together with duly executed stock powers or powers of assignment in blank affixed thereto or registrar's pledge certificate and control agreement, as applicable, and an executed Pledge Agreement Supplement pledging 66% of the voting share capital and 100% of the nonvoting share capital or equity or other ownership interest of such Foreign Subsidiary substantially similar in form and content to that executed and delivered as of the Effective Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Guaranty; and

               (ii) if requested by the Agent or the Required Lenders, an opinion of counsel to the Subsidiary executing the Pledge Agreement Supplement referred to in (i) above, dated as of the date of delivery of such Pledge Agreement Supplement and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, and, if requested by the Agent or the Required Lenders, an opinion of counsel in the jurisdiction of incorporation of the Foreign Subsidiary, in form and substance reasonably acceptable to the Agent, in each case and substantively similar to the opinions of counsel delivered pursuant to Article VI(a), rendered with respect to the Subsidiaries as of the Effective Date and the Collateral in which they grant the Agent a Lien for the benefit of itself and the Lenders.

     8.20. Chief Restructuring Officer. Upon request by Required Lenders, promptly appoint a chief restructuring officer approved by Required Lenders, on terms approved by Required Lenders.

                                   ARTICLE IX

                               Negative Covenants

     Until the payment in full in cash of all Obligations and the permanent termination or cancellation of, full cash collateralization of or the delivery of other credit support acceptable to the Agent, Issuing Bank and the Required Lenders in their sole and absolute discretion for all Letters of Credit, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     9.1. Financial Covenants.

          (a) Rolling Three Month Consolidated EBITDA. Permit Consolidated EBITDA for the three-month period ended June 30, 2002, or any three-month period ending thereafter to be zero or negative as of the end of such three-month period.

          (b) First Twelve Months Consolidated EBITDA. Permit Consolidated EBITDA for any period set forth below to be less than the amount set forth opposite such period:

                                               Consolidated EBITDA for
                                               such Period Must Not Be
              Measured Period:                        Less Than:
              ----------------                 -----------------------
      Three months ended June 30, 2002               $  500,000
      Six months  ended  September  30, 2002         $1,750,000
      Nine months  ended  December  31, 2002         $3,250,000
      Twelve  months  ended  March  31, 2003         $5,500,000


          (c) Capital Expenditures. Permit Capital Expenditures for the portion of the applicable Fiscal Year ending on the applicable date set forth below to be greater than the amount set forth opposite such date:

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

                                        Maximum Consolidated YTD
                                      Capital Expenditures Cannot
             YTD Period Ended:                   Exceed:
            ------------------        ---------------------------
            June 30, 2002                      $  888,000
            September 30, 2002                 $1,142,000
            December 31, 2002                  $1,268,000
            March 31, 2003                     $  573,000
            June 30, 2003                      $  802,000


          (d) Deposit Accounts. Open any Deposit Account or securities account without (i) reasonable prior notice to Agent and (ii) compliance with
     Section 4.8 hereof.

     9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

     9.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

          (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and set forth in Schedule 7.7;

          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (c) statutory or contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (d) Liens incurred or deposits made (a) in the ordinary course of business (including, without limitation, performance and surety bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or (b) to secure the performance of
     tenders,  bids,  leases,   contracts  (other  than  for  the  repayment  of
     Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments or title defects, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the

     Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

          (f)  purchase  money  Liens to  secure  Indebtedness  permitted  under
     Section 9.4(f) (as extended or renewed as permitted under Section 9.4(g))and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

          (g) Liens arising in connection with Capital Leases (as extended or renewed as permitted under Section 9.4(g)) provided that no such Lien shall extend to or cover any property or assets other than assets subject to such Capital Leases;

          (h) judgment and other similar non-consensual Liens arising in connection with court proceedings, provided that, and only for so long as, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and all reserves as may be required by GAAP, if any, have been made, and in any case only if the amounts secured thereby, if paid or payable, could not, individually or in the aggregate, have a Material Adverse Effect.

     9.4.   Indebtedness.   Incur,  create,   assume  or  permit  to  exist  any
Indebtedness, howsoever evidenced, except:

          (a)  Indebtedness  existing as of the  Effective  Date as set forth in
     Schedule 1.2; provided, none of the instruments and agreements evidencing or governing such Indebtedness, including without limitation the Subordinated Debt, shall be amended, modified or supplemented after the Effective Date to change any terms of subordination, payment of principal, interest, fees or other amounts due, or rights of conversion, put, exchange or other similar rights or any other covenants, terms or conditions thereof to be less favorable to the Agent and the Lenders than such terms, rights and conditions as in effect on the Effective Date;

          (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

          (c)  the   endorsement  of  negotiable   instruments  for  deposit  or
     collection or similar transactions in the ordinary course of business;

          (d)  Indebtedness  arising from Hedging  Obligations  permitted  under
     Section 9.14;

          (e)  Intercompany  Advances  and loans to  Subsidiaries  permitted  by
     Section 9.6(g);

          (f) purchase money Indebtedness described in Section 9.3(f) and Capital Leases described in Section 9.3(g); and

          (g) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a),
     (e) and (f) of this Section 9.4, including without limitation the Subordinated Debt; provided that the covenants, terms and conditions of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, (3) immediately prior to and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing and (4) no such action shall serve to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity previously existing of such Indebtedness.

     9.5. Transfer of Assets Sell, lease, transfer or otherwise dispose of any assets of the Borrower or any Subsidiary other than

          (a) dispositions of equipment which, in the aggregate during any Fiscal Year, has a fair market value or book value, whichever is less, of $500,000 or less and is replaced by equipment having at least equivalent value;

          (b) disposition of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary;

          (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 9.7; and

          (d) the  disposition of Eligible  Securities in the ordinary course of
     management   of  the   investment   portfolio   of  the  Borrower  and  its
     Subsidiaries.

     9.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

          (a) securities of any Person acquired in an Acquisition permitted hereunder;

          (b) Eligible Securities;

          (c)  investments  existing  as of the date  hereof and as set forth in
     Schedule 7.4;

          (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (e) Intercompany Advances;

          (f) investments in Hedging  Obligations  permitted under Section 9.15;
     and

          (g) loans and advances after the Effective Date to Subsidiaries who are not Guarantors provided (i) the aggregate outstanding principal amount of such loans and advances shall not at any time exceed $500,000 in the aggregate and (ii) all evidence of such Indebtedness, including any promissory notes, shall be pledged to the Agent for the benefit of the Lenders.

     9.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, provided, however, (i) any Subsidiary may merge into or consolidate with the Borrower and any Subsidiary may merge into or consolidate with any other wholly owned Guarantor, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly owned Guarantor may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity of a permitted Acquisition shall execute and deliver such agreements and other documents, including a Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     9.8. Restricted Payments. Notwithstanding anything herein to the contrary, make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing (including, without limitation, any payment in respect of Subordinated Indebtedness).

     9.9. Transactions with Affiliates. Other than transactions permitted under Sections 9.4, 9.6 and 9.7(b)(i) or otherwise set forth on Schedule 9.9, enter into any transaction after the Effective Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary, (c) in the case of either (a) or (b), in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business and consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d) that the Borrower or any Guarantor may enter into any transaction with any other Guarantor pursuant to the reasonable requirements of the Borrower's or Guarantor's business and consistent with past practice of the Borrower or Guarantor, except as may be otherwise limited or prohibited by any provision of this Agreement.

     9.10 Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan and except as otherwise disclosed in this
Agreement:

          (a) permit the occurrence of any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

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          (b) permit the  present  value of all  benefit  liabilities  under all
     Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

          (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

          (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

          (f) permit the establishment of any additional Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan, which liability or increase, individually or together with all similar liabilities and increases, is in excess of $1,000,000; or

          (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     9.11. Fiscal Year. Change its Fiscal Year.

     9.12. Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.7.

     9.13. Change of Control. Cause, suffer or permit to exist or occur any Change of Control.

     9.14. Hedging Obligations. Incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 60% the aggregate outstanding principal balance of the Loans.

     9.15. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Guarantor may enter into such an agreement in connection with property subject to any Lien

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permitted by this  Agreement and not released  after the date hereof,  when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

     9.16. Restrict Payment of Dividends. Enter into any agreement or covenant prohibiting or limiting in any way the Borrower's or any Subsidiary's right or power to pay any dividend or make any other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary, now or hereafter outstanding, to the Borrower or any Guarantor.

     9.17. Subordinated Debt and Preferred Stock.

          (a) Except as otherwise permitted in Section 9.4(g), prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (regardless of whether such prepayment, redemption, purchase, defeasance or satisfaction is mandatory or optional), or make any payment in violation of any subordination terms of, any Indebtedness, including without limitation the Subordinated Debt, or redeem or purchase (regardless of whether such redemption or purchase is mandatory or optional) any of the Preferred Stock; or

          (b) Amend, modify or change in any manner any term or condition of any Subordinated Debt (including without limitation any of the Subordinated Debt Documents) or any Preferred Stock so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms thereof as of the Effective Date.

     9.18. Cash Usage. Transfer cash or other assets (by means of loan, equity contribution or otherwise) to its affiliated operations in Hong Kong, Tokyo, Singapore or Syndey, Australia at any time after such operations report EBITDA negative by $500,000 or more for the period after the Effective Date.

     9.19.  Modification  of  Limited  Waiver . Modify  the  Limited  Waiver and
Amendment   dated  August  24,  2001  or  the  Second  Limited  Waiver  executed substantially concurrently herewith without the consent of Required Lenders.

                                    ARTICLE X

                       Events of Default and Acceleration

     10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or
     Article III, at maturity, by acceleration or otherwise; or

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          (b) if default  shall be made in the due and  punctual  payment of any amount of interest on any Loan or Reimbursement Obligation or in the due and punctual payment of any other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for two (2) Business Days; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 4.8, 8.7, 8.11, 8.12, 8.19 or Article IX; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Executive Officer of the Borrower becomes aware of such default; or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations; or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent); or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to the Subordinated Debt or any other Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary and the amount of such Indebtedness is not less than $1,000,000 in the aggregate outstanding, or
     (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant (other than as described in clause (i) above) contained in any agreement or instrument under or pursuant to which the Subordinated Debt or any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or any other event of default as specified in any agreement or instrument under or pursuant to which the Subordinated Debt or any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice or lapse of time or both, would permit) the holder of the Subordinated Debt or any such Indebtedness (or any Agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with

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     any Loan Document (which shall not include marketing materials prepared and distributed in connection with syndication), shall be false or misleading in any material respect when given; or

          (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due, admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any insolvency statute, make an assignment for the benefit of its creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
     (60) days, or approve a petition filed against the Borrower or any Subsidiary or any other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in an aggregate amount in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

          (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries, on a consolidated basis, for a period of more than sixty (60) days; or

          (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace

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     period,  if any,  relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

          (l) if there shall occur and be continuing an Event of Default as defined in any of the other Loan Documents; or

          (m) if there shall occur and be continuing an Event of Default as defined in the Indenture referred to in the definition of "Subordinated Debt Documents", a Series G Stock Event of Default as defined in the Certificate of Designation for the Series G Preferred Stock referred to in subpart (b) of the definition of "Preferred Stock"; or

          (n) if a Change of Control shall occur;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

               (A) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

               (B) The Borrower shall, upon demand of the Agent, the Issuing Bank or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

               (C) The Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

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     10.3.  Cumulative  Rights.  No right or remedy  herein  conferred  upon the
Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.4. No Waiver. No course of dealing between the Borrower and any Lender, the Issuing Bank or the Agent or any failure or delay on the part of any Lender, the Issuing Bank or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (a) amounts due to the Lenders pursuant to Sections 3.3, 3.4 and 12.5;

          (b) amounts due to the Agent pursuant to Section 11.11;

          (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(B);

          (f) amounts due to the Lenders pursuant to Sections 3.2(h), 8.15 and 12.9;

          (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

          (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


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                                   ARTICLE XI

                                    The Agent

     11.1. Appointment. Each Lender and the Issuing Bank hereby irrevocably designates and appoints Bank of America as the Agent therefor under this Agreement, and each of the Lenders and the Issuing Bank hereby irrevocably authorizes Bank of America as the Agent, therefor, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     11.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     11.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Credit Party or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any other Credit Party to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any other Credit Party or to inspect the properties, books or records of the Borrower or any other Credit Party.

     11.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been

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filed with and  accepted  by the Agent.  The Agent shall be fully  justified  in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     11.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.6. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or BAS to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, BAS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each other Credit Party and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, its Subsidiaries and any other Credit Party which may come into the possession of the Agent or any of its affiliates.

     11.7. Indemnification. Each of the Lenders agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any other Credit Party and without limiting any obligations of the Borrower or any other Credit Party to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of the Borrower's failure to pay any fee owing to the

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Agent),  damages,  penalties,  actions,  judgments,  suits,  costs,  expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Maturity Date and the termination of this Agreement.

     11.8. Lender. The Agent and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     11.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within 90 days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 11.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     11.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed

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to have  simultaneously  purchased  from  the  other  Lenders  a share  in their
Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion. Notwithstanding anything to the contrary in the foregoing, a Lender's election to forgive a portion of the Obligations owing to such Lender in lieu of cash exercise of the warrants issued to such Lender by Company, and such Lender's receipt of shares of Company in exchange for such forgiveness of Obligations, shall not be subject this Section 11.10, and shall not diminish or affect the Obligations owing to other Lenders in any way.

     11.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.


                                   ARTICLE XII

                                  Miscellaneous

     12.1. Assignments and Participations. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights, obligations or rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Letter of Credit Commitment; provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (except such processing fee shall be waived in the case of a Lender's assignment of its entire interest to its Affiliate, provided such assignee qualifies as an Eligible Assignee without need for Agent approval).

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such

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assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

          (b)   The Agent shall  maintain at its address  referred to in Section
     13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Letter of Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (d). Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Letter of Credit Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in
     Section 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Letter of Credit Commitment).

          (e). Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

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

          (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.14 hereof.

          (g) The Borrower may not assign, nor shall it cause, suffer or permit any other Credit Party to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of delivery to such telefacsimile number for such party, and the receipt of such message is verified by the sender's telefacsimile machine, or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a) if to the Borrower:

              Headway Corporate Resources, Inc.
              317 Madison Avenue, 3rd Floor
              New York, New York  10017
              Attention: Ms. Philicia G.Levinson, Senior Vice President and
                         Chief Financial Officer
              Telephone:  (212) 672-6661
              Telefacsimile: (212) 672-6699

              with copies to:

              Salans Hertzfeld Heilbronn Christy & Viener
              Rockefeller Center
              620 Fifth Avenue
              New York, New York 10020-2457
              Attention: Richard B. Salomon, Esq.
              Telephone: (212) 632-5500
              Telefacsimile: (212) 632-5555

              and:

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, NY  10153-0119
              Attn: Warren Buhle
              Telephone: (212) 310-8000
              Telefacsimile: (212) 310-8007 (fax)

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

          (b) if to the Agent or the Issuing Bank:

              Bank of America, N.A.
              Bank of America Agency Services
              901 Main St.
              Dallas, Texas 75202-3714
              Attention: Diana Lopez
              Telephone: (214) 209-2138
              Telefacsimile: (214) 209-2515

              with copies to:

              Banc of America Strategic Solutions, Inc.
              1101 Wootton Parkway
              Third Floor
              Rockville, Maryland 20852-1059
              Attention: Michael Heredia
              Telephone: (301) 517-3234
              Telefacsimile: (301) 517-3236

              and:
              O'Melveny & Myers LLP
              153 East 53rd Street, 54th Floor
              New York, New York  10022-4611
              Attention: Sandeep Qusba and David Kitchen
              Telephone: (212) 326-2117
              Telefacsimile: (213) 326-2061

          (c) if to the Lenders:

          At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

          (d) if to any other Credit Party:

          At the address set forth on the signature page of the Guaranty or Security Instrument executed by such Credit Party, as the case may be.

     12.3. Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established. The Borrower hereby authorizes the Agent and each Lender from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the

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

responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. The obligations of the Borrower under Sections 3.2(g), 8.15,
12.5 and 12.9 shall survive repayment of all Obligations, occurrence of the Maturity Date and expiration or termination of this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.5. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and each of the Lenders for all their costs and expenses incurred in connection with the enforcement, workout or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their separate counsel or consultants or auditors engaged by Agent, and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

     12.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any other Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

          (a) which  changes,  extends or waives any  provision  of Section 2.6,
     Section 11.9 or this Section 12.6 or the due date of any scheduled payment of interest, fees or principal, which reduces the rate of interest or amount of fees or principal payable on any Obligation, which changes the

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     definition of "Required Lenders", which permits an assignment by any Credit
     Party of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases or extends the Letter of Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders;

          (b) which releases any material amount of Collateral or the guaranty obligation of any Guarantor under any Guaranty (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders;

     No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders, the Agent, BAS or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue and expressly survive the termination hereof). All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

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

     12.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, BAS and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with, the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Credit Party, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

     12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. 12.14. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the Loan Facility or Letter of Credit Facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     12.15. Termination of Prior Credit Facilities. The parties hereto which are also parties to any Existing Debt acknowledge and agree that as of the Effective Date such Existing Debt and all commitments and obligations of each of such Lenders party thereto and the Borrower and its Subsidiaries thereunder are terminated, except for such terms and provisions thereof which by their terms survive any such termination.

     12.16. Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Agent.

     12.17. Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS GENERALLY AND
     UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c)  THE  BORROWER  AGREES  THAT  SERVICE  OF  PROCESS  MAY BE MADE BY
     PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN
     SECTION 12.2 HEREIN, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     12.18. Amendment and Restatement--Acknowledgement and Consents.

          (a) The Security Instruments and the Guaranties to which the Borrower and the other Credit Parties are party are herein referred to collectively as the "Credit Support Documents". Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Loan Documents and this Agreement. Each such Credit Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantors' Obligations" and "Secured Obligations" and "Obligations" as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantors' Obligations" or "Secured Obligations" or "Obligations", as the case may be, whether now or hereafter existing under or in respect of the Loan Documents. Each such Credit Party acknowledges and agrees that each of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement or the performance hereof.

          (b) The Credit Parties hereby acknowledge and reaffirm that, as of the date hereof and after giving effect to this Agreement and the transactions contemplated hereby (including, without limitation, the repayment of the Loans pursuant to Section 3(d) hereof), the aggregate principal amount of the Obligations owed to the Lenders is $72,000,000, plus accrued and accruing interest, fees, costs and expenses due under the Loan Documents, and the Letter of Credit Outstandings is $1,687,000. The Credit Parties acknowledge and reaffirm that all Obligations under the Loan Documents are payable by the Borrower in accordance with this Agreement and the other Loan Documents and are jointly and severally payable by the Guarantors in accordance with the Guaranties and the other Loan Documents, and each Credit Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of setoff or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents from time to time.

          (c) Each Credit Party hereby reaffirms and acknowledges (i) that pursuant to the Security Instruments, the Agent (for the benefit of the Lenders) has an enforceable, valid and perfected first priority Lien on and security interest in the Collateral, subject only to valid, enforceable and duly perfected Liens permitted under Section 9.3(b)-(h) of this Agreement and (ii) the continuing validity and effectiveness of the Agent's and the Lenders' rights under the Loan Documents and applicable law, including, without limitation, the right of the Agent to recover any and all amounts owed to the Lenders, free of set-off or counterclaim, by foreclosure on or redemption or other disposition of the Collateral. Without limiting the generality of the foregoing, the Credit Parties represent, warrant and covenant that (i) all cash deposited in or otherwise credited to the Deposit Accounts as of the date hereof and at all times hereafter are and will be cash proceeds (as such term is defined in the Uniform Commercial
     Code) resulting from the sale, lease, license, collection, exchange or other disposition or distribution of the Collateral and that the Agent (for the ratable benefit of the Lenders) has an enforceable, valid and perfected first priority Lien on and security interest in all such cash proceeds and
     (ii) the cash proceeds referred to in the preceding clause (i) that are from time to time deposited in or otherwise maintained in the Deposit Accounts are not and shall not be commingled with any other money, checks or other funds that are not proceeds of Collateral or otherwise subject to the Agent's first priority Liens.

          (d) Each Credit Party hereby ratifies and confirms that the terms, provisions and conditions of this Agreement and the other Loan Documents (as amended hereby) remain in full force and effect and this Agreement and each other Loan Document is enforceable in accordance with its terms.

          (e) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of this Agreement or any other Loan Document to consent to the terms of this Agreement and (ii) nothing in this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to or modifications of or standstill agreements with respect to this Agreement.

     12.19. Release. The Borrower and each other Credit Party, on behalf of itself, and each of its Subsidiaries (collectively, the "Releasors") hereby releases, remises, acquits and forever discharges the Agent, each Lender and each Issuing Bank and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Original Credit Agreement, any of the other Loan Documents or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "Released Matters"). Each Releasor acknowledges that the agreements in this Section 12.19 are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the date of this Agreement to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

     12.20. Amendment of Subordination Agreements. Borrower, Agent, Lenders and each Credit Party hereby acknowledge and agree that each Subordination Agreement in effect as of the date hereof is hereby amended by deleting the definition of "Standstill Period" contained therein and substituting therefor the following:
"Standstill Period" means the period of time from the date hereof to and including the 91st day following the Maturity Date."

     12.21. Third Party Beneficiaries. No Person other than the parties hereto and with respect to Section 12.18 hereof, the Released Parties, shall be entitled to claim any right or benefit under this Agreement, including, without limitation, the status of third-party beneficiary of this Agreement and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement







                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                              HEADWAY CORPORATE RESOURCES, INC.


                              By:   /s/


                              BANK OF AMERICA, N.A.



                              By:   /s/

                              Lending Office:

                                    Banc of America Strategic Solutions, Inc.
                                    1101 Wootton Parkway
                                    Third Floor
                                    Rockville, Maryland 20852-1059
                                    Attention: Michael Heredia
                                    Telephone: (301) 517-3234
                                    Telefacsimile: (301) 517-3236

                           Wire Transfer Instructions:
                                    Bank of America, N.A.
                                    ABA# 053000196
                                    Account No.: 1366212250600
                                    Reference: Headway Corporate Resources, Inc.
                                    Attention: Corporate Credit Support

                              FLEET NATIONAL BANK


                              /s/

                              Lending Office:
                                    Fleet National Bank
                                    Managed Assets Division
                                    777 Main Street
                                    Mailcode CTEH40221A
                                    Hartford, Connecticut 06115
                                    Attention: Chris Miller
                                    Telephone: (860) 986-1563
                                    Telefacimile: (860) 986-2435

                              Wire Transfer Instructions:
                                    Fleet National Bank
                                    ABA# 021300019
                                    Account No.: GL# 1510351-03102
                                    Reference:  Headway
                                    Attention:

                         CITIZENS BANK OF MASSACHUSETTS


                              /s/

                              Lending Office:
                                    Citizens Bank of Massachusetts
                                    28 State Street, 15th Floor
                                    Boston, Massachusetts 02109
                                    Attention:  Steve Petrarca
                                    Telephone:  (617) 994-7139
                                    Telefacsimile: (617) 263-0439

                              Wire Transfer Instructions:
                                    ABA#
                                    Account No.:
                                    Reference:
                                    Attention:

                         TRANSAMERICA BUSINESS CAPITAL CORPORATION


                              /s/

                              Lending Office:
                                    Transamerica Business Capital Corporation
                                    8750 W. Bryn Mawr, Suite 720
                                    Chicago, Illinois 60631
                                    Attention:  Ari Kaplan
                                    Telephone: (773) 864-3978
                                    Telefacsimile: (773) 380-6179

                              Wire Transfer Instructions:
                                    First National Bank of Chicago
                                    1 First National Plaza
                                    Chicago, Illinois 60670
                                    ABA# 071000013
                                    Account No.: 52-95416
                                    Reference:  Headway
                                    Attention:  Maria Copot

                         WACHOVIA BANK, NATIONAL ASSOCIATION


                              /s/

                              Lending Office:
                                    301 South College Street, CP-6
                                    Charlotte, North Carolina 28288-0760
                                    Attention:  Joel Thomas
                                    Telephone:  (704) 383-4281
                                    Telefacsimile: (704) 383-6249

                              Wire Transfer Instructions:

                                    -----------------------
                                    -----------------------
                                    -----------------------
                                    ABA# __________________
                                    Account No.:  _________
                                    Reference: ____________
                                    Attention: ____________


                              BANK OF AMERICA, N.A., as Agent for the Lenders


                              By:
                                    -----------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                                    EXHIBIT A

                             Applicable Percentages



                                  Term Loan             Applicable Commitment
           Lender                   Amount                   Percentages
      ---------------------       -----------           ---------------------

      Bank of America, N.A.       $18,000,000                   25%

      Fleet National Bank         $25,200,000                   35%

      Transamerica Business
      Capital Corporation         $10,800,000                   15%

      Citizens Bank of
      Massachusetts               $10,800,000                   15%

      Wachovia Bank,
      National Association        $ 7,200,000                   10%

                                    EXHIBIT B

                        Form of Assignment and Acceptance

                              DATED _________,____

     Reference is made to the Amended and Restated Credit Agreement dated as of April 17, 2002 (the "Agreement") among HEADWAY CORPORATE RESOURCES, INC., a
Delaware   corporation  (the  "Borrower"),   the  Lenders  (as  defined  in  the
Agreement), BANK OF AMERICA, N.A., (successor in interest to NationsBank, National Association), as Agent for the Lenders. Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     (the "Assignor") and __________________ (the "Assignee")agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______% interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Note held by the Assignor.

     2. The Assignor (i)  represents  and warrants  that, as of the date hereof,
(A) the aggregate principal amount of Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Note dated April 17, 2002 in the principal amount of $_________ and (B) the aggregate principal amount of the Participations purchased by it (without giving effect to the assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto (v) represents and warrants that it has the power and authority to execute and deliver this Assignment, that the execution and delivery hereof has been duly authorized, and that this Assignment has been duly executed and
(vi) attaches hereto the Note referred to in paragraph 1 above and requests that the Agent exchange such Notes for replacement Notes as follows: a Note dated _____________, 200_ in the principal amount of $________________, payable to the order of the Assignor, and a Note, dated ____________________________  200__, in the principal amount of $_________________.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Assignment; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender, including without limitation Section 12.14, (v) represents and warrants that it has the power and authority to execute and deliver this Agreement, that the execution and delivery hereof has been duly authorized, and that this Assignment has been duly executed and (vi) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of New York.

                  [Remainder of page intentionally left blank]

                                    [NAME OF ASSIGNOR]


                                    By:
                                       --------------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                 Notice Address:

                                    After the Effective Date
                                    Outstanding Loans:            $___________
                                    Outstanding LC Participations:$___________

                                    [NAME OF ASSIGNEE]

                                    By:
                                       --------------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                    Notice Address/Lending Office

                                    Wire transfer Instructions:



                                    After the Effective Date
                                    Outstanding Loans:            $___________
                                    Outstanding LC Participations:$___________

                                    Accepted and consented to this ____ day of _______, ______

                                    BANK OF AMERICA, N.A., as Agent


                                    By:
                                       --------------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                     EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 17, 2002 (the "Agreement") among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and BANK OF AMERICA, N.A., (successor in interest to NationsBank, National Association), as Agent for the Lenders. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

      Name and Address            Office             Specimen Signature

---------------------------   ------------------   -----------------------------
---------------------------
---------------------------

---------------------------   ------------------   -----------------------------
---------------------------
---------------------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

      This the ___ day of __________________, ___.

                                     EXHIBIT D

                     Form of Reaffirmation of Loan Documents

                         REAFFIRMATION OF LOAN DOCUMENTS


     This Reaffirmation of Loan Documents ("Agreement"), made and entered into as of April 17, 2002, made by HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation having its principal place of business in New York, New York ("Borrower") and THE UNDERSIGNED GUARANTORS ("Guarantors") for the benefit of each financial institution executing and delivering a signature page to the Amended Credit Agreement and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to the Amended Credit Agreement, the "Lenders"), and BANK OF AMERICA, N.A. (successor in interest to NationsBank, National Association), a national banking association organized and existing under the laws of the United States, in its capacity as a Lender, as the Issuing Bank and in its capacity as agent for the Lenders (in such capacity, the "Agent");

                                   BACKGROUND

     A. The Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of March 19, 1998, by and among Borrower, Lenders and Agent (the "Original Credit Agreement"), pursuant to which the Lenders extended the credit facilities set forth in the Original Credit Agreement to Borrower. The Borrower, Agent and the Lenders have executed concurrently herewith an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), which amends and restates the Original Credit Agreement. Capitalized terms used in this Agreement without definition have the meanings defined in the Amended Credit Agreement.

     B. Execution and delivery of this Agreement by the Borrower and the Guarantors ("Credit Parties") is a condition to the effectiveness of the Amended Credit Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, and to induce the Lenders to execute the Amended Credit Agreement, the Borrower and Guarantors acknowledge, confirm, reaffirm and agree as follows:

     1. Acknowledgment, Confirmation and Reaffirmation. Each Credit Party hereby ratifies, confirms and reaffirms, without condition, all of the terms and conditions of, and all of its obligations under, the Guaranties, Security Instruments and other Loan Documents to which it is a party, for the purpose of guarantying, securing, and supporting the Obligations under the Original Credit Agreement as amended by the Amended Credit Agreement. Each Credit Party hereby waives any defenses, defaults, set-offs or counterclaims available to it, whether known or unknown, against enforcement of any such Loan Documents.

     2. Further Reaffirmation of Security Interest. Each Credit Party hereby confirms and represents to Agent and its Lenders that each security interest granted in the Loan Documents creates a valid and continuing security interest in the Collateral described therein in favor of Agent on behalf of the Lenders and that each such security interest is properly perfected. For avoidance of doubt, each Credit Party hereby reaffirms its grant of, and does hereby grant, all security interests purported to be created under the Loan Documents to which it is a party for purposes of securing the prompt and full payment and performance of all Obligations under the Original Credit Agreement as amended by the Amended Credit Agreement, to the same extent and manner as if the provisions of the Loan Documents granting such security interests were set forth at length herein mutatis mutandis. Each Guarantor hereby agrees to take such further action as may be reasonably requested by Agent from time to time to further confirm, create or perfect such security interests.

     3. The Borrower and each other Credit Party, on behalf of itself, and each of its Subsidiaries (collectively, the "Releasors") hereby releases, remises, acquits and forever discharges the Agent, each Lender and each Issuing Bank and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Original Credit Agreement, any of the other Loan Documents or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "Released Matters"). Each Releasor acknowledges that the agreements in this Section 3 are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the date of this Agreement to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

     4. Miscellaneous.

          (a) This Acknowledgment shall be binding upon the Credit Parties, their successors, assigns and other legal representatives, and shall inure to the benefit of the Lenders, their successors and assigns.

          (b) Each Credit Party acknowledges that this Agreement is being delivered to Lender as an inducement for the Lender to enter into the Amended Credit Agreement, and the Lenders may rely upon this Agreement.

          (c) This Acknowledgment shall be construed under and governed by the laws of New York.





                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Reaffirmation of Guaranties as of the day and year first above written.


                        HEADWAY CORPORATE RESOURCES, INC.


                        By:
                               -----------------------------------------
                        Name:
                               -----------------------------------------
                        Title:
                               -----------------------------------------



                        BANK OF AMERICA, N.A.


                        By:
                               -----------------------------------------
                        Name:
                               -----------------------------------------
                        Title:
                               -----------------------------------------



                        BANK OF AMERICA, N.A., as Agent for the Lenders


                        By:
                               -----------------------------------------
                        Name:
                               -----------------------------------------
                        Title:
                               -----------------------------------------

                        GUARANTORS:
                        WHITNEY PARTNERS, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES, INC.
                        CERTIFIED TECHNICAL STAFFING, INC.
                        CORPORATE STAFF ADMINISTRATION, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW YORK, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NORTH CAROLINA, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CONNECTICUT, INC.
                        ASA PERSONNEL SERVICES, L.L.C.
                        HCSS WEST, INC.
                        HCSS HOLDINGS, INC.
                        HCSS EAST, INC.
                        CHENEY ASSOCIATES, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF FLORIDA, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW JERSEY, L.L.C.
                        CARLYLE GROUP, LTD.
                        HEADWAY TECHNOLOGY RESOURCES
                           OF TEXAS, L.L.C.
                        HEADWAY TECHNOLOGY RESOURCES
                           INTERNATIONAL, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA ONE, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA TWO, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA THREE, L.L.C.


                        By:
                           ---------------------------------------------
                        Name:
                             -------------------------------------------
                        Title:
                              ------------------------------------------

                                    EXHIBIT E

                                  Form of Note

                                 Promissory Note

$______________                                            New York, New York

                                                              ______ __, 200_

     FOR VALUE RECEIVED, HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation having its principal place of business located in New York, New York (the "Borrower"), hereby promises to pay to the order of __________________________________________ (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., (successor in interest to NationsBank, National Association), as agent for the Lenders (the "Agent"), located at __________________________, _____________________________________,
Dallas, Texas ______ (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of April 17, 2002 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent, and as further amended, supplemented or replaced from time to time, (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement, plus all amounts added to principal pursuant to Section 2.2(c) of the Agreement from time to time or the unpaid principal amount thereof, on the Maturity Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event any amount evidenced by this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Note is issued in replacement of that certain Note of the Borrower dated October 28, 1998 in favor of the Lender and does not constitute a novation of the indebtedness evidenced thereby.

     This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and is returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                    HEADWAY CORPORATE RESOURCES, INC.
WITNESS:

                                    By:
------------------------------         ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
------------------------------            ------------------------------------

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                        HEADWAY CORPORATE RESOURCES, INC.


STATE OF __________________

COUNTY OF ________________

     Before me, the undersigned, Notary Public in and for said County and State on this ___ day of ____________ , 200_ A.D., personally appeared ___________________________, known to be the ___________________ of the above-named corporation (the "Borrower"), who, being by me duly sworn, said he works at Headway Corporate Resources, Inc., New York, New York, and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Note dated ________________, 200____, was signed by him as said _______________________ on behalf of the Borrower.

      Witness my hand and official seal this ____ day of ____________ , 200__.


                                  ---------------------------------------------
                                  Notary Public

(SEAL)

My commission expires:
-----------------------

                                    EXHIBIT F

                         Form of Compliance Certificate


Bank of America, N.A.
as Agent
-----------------------
Dallas, Texas
Attention: Agency Services
Telefacsimile:  (214) ___-____

with a copy to:
Bank of America
6610 Rockledge Drive, 6th Floor
MD2-600-06-13
Bethesda, MD 20817
Attention:  Michael Heredia
Telephone:  (301) 571-0724
Telefacsimile:    (301) 571-0719

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 17, 2002 (as amended, the "Agreement") among Headway Corporate Resources, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement) and Bank of America, N.A., as successor in interest to Bank of America, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.    Calculations:

            A. Compliance with Section 9(a): Rolling Three Month Consolidated EBITDA

                  For the three-month period ending _____________:

                  1.    Consolidated EBITDA for such period:

                        (i)   Consolidated Net Income, plus       $____________
                        (ii)  Consolidated Interest Expense,
                              plus                                $____________
                        (iii) taxes on income, plus               $____________
                        (iv)  depreciation and amortization, plus $____________
                        (v)   goodwill impairment, plus           $____________
                        (vi)  Restructuring Costs                 $____________

                  Total                                           $____________

                  Required: Three month period ending on or after June 30, 2002 total must be greater than zero.

            B. Compliance with Section 9(b): First Twelve Months Consolidated EBITDA

                  For the ______-month period ending _____________:

                  1.    Consolidated EBITDA for such period:

                        (i)   Consolidated Net Income, plus       $____________
                        (ii)  Consolidated Interest Expense,
                              plus                                $____________
                        (iii) taxes on income, plus               $____________
                        (iv)  depreciation and amortization, plus $____________
                        (v)   goodwill impairment, plus           $____________
                        (vi)  Restructuring Costs                 $____________

                  Total                                           $____________

                  Required:  Not less than:


                                               Consolidated EBITDA for
           Measured Period:               such Period Must Not Be Less Than:
   -----------------------------------    ----------------------------------
   Three months ended June 30, 2002                  $  500,000
   Six months ended September 30, 2002               $1,750,000
   Nine months ended December 31, 2002               $3,250,000
   Twelve months ended March 31, 2003                $5,500,000

            C.    Compliance with Section 9(c): Capital Expenditures

                  1.    Fiscal Year-to-date ended ___________
                        Capital Expenditures                      $____________

                  Required: Not more than:

                                         Maximum Consolidated YTD
           YTD Period Ended:        Capital Expenditures Cannot Exceed:
          ------------------        -----------------------------------
          June 30, 2002                       $  888,000
          September 30, 2002                  $1,142,000
          December 31, 2002                   $1,268,000
          March 31, 2003                      $  573,000
          June 30, 2003                       $  802,000

2.   No Default

          A. Since __________ (the date of the last similar certification), no Default or Event of Default specified in Article X of the Agreement has occurred and is continuing.

          B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:_____
     ________________________.


          (Note, if no Default or Event of Default has occurred, insert "Not Applicable").


3.   Representations

     Borrower hereby represents and warrants with respect to itself and each other Credit Party that, as of the date of determination, the representations and warranties set forth in Sections 7.4, 7.5, 7.6 and 7.8 of the Credit Agreement continue to be true and correct in all respects, except as disclosed on the disclosure schedule attached to this certificate.

     IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ______.

                                    HEADWAY CORPORATE RESOURCES, INC.


                                    By:____________________________________
                            Authorized Representative

                                    EXHIBIT G

                            Form of Intercompany Note


                          INTERCOMPANY PROMISSORY NOTE


                                                           _______________, 2002

     FOR VALUE RECEIVED, (a) Headway Corporate Resources, Inc., a corporation organized under the laws of Delaware ("Company"), promises to pay on demand to the order of each Subsidiary of Company that is a signatory hereto (each a "Subsidiary" and collectively, the "Subsidiaries") the principal amount of indebtedness from time to time outstanding to such Subsidiary, (b) each Subsidiary promises to pay on demand to the order of Company the principal amount of indebtedness from time to time outstanding to Company, and (c) each Subsidiary promises to pay on demand to the order of any other Subsidiary the principal amount of indebtedness from time to time outstanding to such Subsidiary. Company and each Subsidiary in its capacity as a borrower hereunder are referred to herein as a "Payor" and Company and each Subsidiary in its capacity as a lender hereunder are referred to herein as "Payee."

     Unless otherwise defined herein, capitalized terms used herein have the same meaning as defined in that certain Amended and Restated Credit Agreement dated as of April 17, 2002 (as such credit agreement has been or may be amended, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement") by and among Company, Bank of America, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender and Bank of America, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders.

     This note ("Note") will evidence the obligation of each maker of this Note to repay loans, advances or distributions among Company and the Subsidiaries from time to time, without redundancy, whether or not evidenced by an Intercompany Note. All payments in respect of this Note shall be made in lawful money of the United States of America at the chief executive office of the appropriate Payee, or at such other place as shall be designated for such purpose by such Payee. Each Payor and Payee agrees to record in their respective accounting records all outstanding loans hereunder and all payments made hereunder; provided, however, that the failure by any Payor or Payee to so record any such loan or any payment made on this Note shall not limit or otherwise affect the obligations of any Payor hereunder with respect to amounts owed under this Note.

     From and after such time as the Loans (as defined in the Amended and Restated Credit Agreement) shall become due and payable (whether at stated maturity, by acceleration or otherwise), the obligations of each Borrower to any of its Subsidiaries under this Note shall be subordinated in right of payment to the payment in full of the Obligations.

     Each maker hereby consents to the pledge of this Note and any other Intercompany Note pursuant to the Intercompany Note Pledge Agreement referenced in the Amended and Restated Credit Agreement, and hereby agrees to tender performance to the pledgee as and when contemplated by the Intercompany Note Pledge Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each Payor has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.



                        HEADWAY CORPORATE RESOURCES, INC.


                              By:
                                    -----------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

                        WHITNEY PARTNERS, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES, INC.
                        CERTIFIED TECHNICAL STAFFING, INC.
                        CORPORATE STAFF ADMINISTRATION, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW YORK, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NORTH CAROLINA, INC.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CONNECTICUT, INC.
                        ASA PERSONNEL SERVICES, L.L.C.
                        HCSS WEST, INC.
                        HCSS HOLDINGS, INC.
                        HCSS EAST, INC.
                        CHENEY ASSOCIATES, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF FLORIDA, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF NEW JERSEY, L.L.C.
                        CARLYLE GROUP, LTD.
                        HEADWAY TECHNOLOGY RESOURCES
                           OF TEXAS, L.L.C.
                        THE WHITNEY GROUP (ASIA) LIMITED
                        WHITNEY O'NEILL PTY LIMITED
                        TYZACK HOLDINGS LIMITED
                        WHITNEY GROUP (EUROPE) LIMITED
                        WHITNEY ASIA PTE LTD.
                        TYZACK & PARTNERS LTD.
                        HEADWAY TECHNOLOGY RESOURCES, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA ONE, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA TWO, L.L.C.
                        HEADWAY CORPORATE STAFFING SERVICES
                           OF CALIFORNIA THREE, L.L.C.


                        By:
                           ---------------------------------------------
                        Name:
                             -------------------------------------------
                        Title:
                              ------------------------------------------